Exhibit 10.19

203-304-P-A

LICENSE AGREEMENT

This Agreement is entered into as of 23 July 2007 (“Effective Date”), by and between AIR PRODUCTS AND CHEMICALS, INC. (“AIR PRODUCTS”), a corporation organized and existing under the laws of the State of Delaware and having its principal office at 7201 Hamilton Boulevard, Allentown, PA 18195, and INOGEN, INC. (“INOGEN”), a corporation organized under the laws of the State of Delaware and having a place of business at 326 Bollay Drive, Goleta, CA 93117.

WHEREAS, AIR PRODUCTS and INOGEN have entered into a Confidential Disclosure Agreement having an effective date of 6 November 2006, referred to herein as “CDA”.

WHEREAS, AIR PRODUCTS has developed and acquired AP Technology for a portable medical oxygen concentrator, some of which AIR PRODUCTS has disclosed to INOGEN under the terms of the CDA;

WHEREAS, AIR PRODUCTS agrees to provide Technical Support to INOGEN for two years;

WHEREAS, INOGEN plans to use AP Technology and AIR PRODUCTS’ Technical Support for new product development or to make improvements to INOGEN’s existing products;

WHEREAS, INOGEN desires to exclusively license AP Technology in the Field;

WHEREAS, AIR PRODUCTS is under no obligation to a third party that would interfere with AIR PRODUCTS entering into this Agreement, and complying with all the terms and conditions of this Agreement;

WHEREAS, INOGEN is under no obligation to a third party that would interfere with INOGEN entering into this Agreement and complying with all the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

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1. DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth in this Section 1, or the meaning ascribed to them in the referenced Section.

1.1 Affiliate — as to either Party, means any other person or party which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Party. For purposes of this definition, control shall mean the power to direct or cause the direction of the management and policies of a Party, either by ownership of voting stock, by contract or otherwise.

1.2 AP Developed Technology — means Developed Technology that is created solely by employees, agents or contractors of AIR PRODUCTS with obligations to assign their rights to AIR PRODUCTS.

1.3 AP Technology — means the patents and patent applications and their foreign equivalents listed in Appendix A, including any divisionals, re-exams, continuations, continuations-in-part, reissues, renewals and extentions of those patents and patent applications, and the Know How listed in Appendix B. Know How disclosed by AIR PRODUCTS to INOGEN after the Effective Date shall be reduced to writing and added to Appendix B. Notwithstanding anything to the contrary in this Agreement, except for the Prototype described in Appendix B, disclosures of Know How after the Effective Date of this Agreement shall be made at AIR PRODUCTS’ discretion.

1.4 Contact Persons — means the individual employees identified in Section 8.

1.5 Developed Technology — means any Technology created after the Effective Date of the CDA that is an Improvement to AP Technology.

1.6 Field — means the oxygen concentrator market for human respiratory use, wherein the oxygen concentrator produces up to 10 liters/minute oxygen-rich gas with an oxygen content of less than 96% by volume of the oxygen-rich gas.

1.7 Improvement — means a patented invention or idea, the practice of which infringes or would infringe one or more claims of the patents or patent applications (if issued) that are part of AP Technology.

1.8 INOGEN Developed Technology — means Developed Technology that is created solely by employees, agents or contractors of INOGEN.

1.9 Jointly Developed Technology — means Technology that is conceived by at least one employee, agent or contractor of each of the Parties.

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1.10 Party or Parties — means either or both of AIR PRODUCTS and INOGEN.

1.11 Technology — means any invention, design, method, material, process, formula, know-how, algorithms, copyrightable works, whether patentable or not, or patented or not, and all intellectual property rights thereto and therein.

1.12 Term — defined in Section 12 herein.

1.13 Territory — means worldwide.

2. LICENSE

2.1 For the Term of this Agreement and subject to the terms and conditions of this Agreement, AIR PRODUCTS grants to INOGEN and its Affiliates a revocable, nontransferable, exclusive license to AP Technology with the right to grant sublicenses thereunder, to make, have made, use, sell, have sold, import and have imported products and processes inside the Field and within the Territory.

2.2 For the Term of this Agreement, as long as the license grant in Section 2.1 remains an exclusive license, AIR PRODUCTS grants to INOGEN and its Affiliates an exclusive revocable, nontransferable license to AP Developed Technology with the right to grant sublicenses thereunder, to make, have made, use, sell, have sold, import and have imported products and processes inside the Field and within the Territory. For the Term of this Agreement, if the license granted in Section 2.1 becomes a nonexclusive license, then the exclusive license that AIR PRODUCTS granted to INOGEN and its Affiliates to AP Developed Technology (in the first sentence of this Section 2.2) shall become a non-exclusive license.

2.3 AIR PRODUCTS shall maintain the patents and patent applications listed in Appendix A for the Term of the Agreement while the license in Section 2.1 remains exclusive; however, AIR PRODUCTS does not guarantee that any or all of the pending patent applications and/or pending claims in those patent applications will issue as patents. AIR PRODUCTS agrees to prosecute the pending applications listed in Appendix A through to a final rejection in the USPTO, or equivalent in another patent office, but shall not be obligated to continue the prosecution of a patent application after receipt of a final rejection, or equivalent, from any patent office. The foreign prosecution of the pending foreign patent applications listed in Appendix A shall be done solely within AIR PRODUCTS’ discretion.

2.4 The aforesaid license grants of Section 2.1 and 2.2 are subject to the rest of the terms and conditions of this License Agreement and a reserved nonexclusive right of AIR PRODUCTS to AP Technology and AP Developed Technology inside the Field, within the Territory, for research and development purposes. As further consideration for AIR

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PRODUCTS to disclose and license the AP Technology and AP Developed Technology to INOGEN, INOGEN warrants and represents that INOGEN will not use AP Technology and AP Developed Technology for any purpose other than in furtherance of improving, making, having made, using, selling, having sold, importing and/or having imported products and processes in the Field. Any unauthorized use hereunder shall constitute a material breach of this Agreement.

2.5 INOGEN grants to AIR PRODUCTS and its Affiliates a paid-up, royalty-free, perpetual, irrevocable, nonexclusive license to Jointly Developed Technology that is owned by INOGEN, and INOGEN Developed Technology, with the right to sublicense, to make, have made, use, sell, have sold, import and have imported products and processes, outside the Field and inside the Territory.

3. CONSIDERATION

3.1 In consideration of the licenses granted in Section 2 to INOGEN, INOGEN shall pay to AIR PRODUCTS ten thousand US dollars (US $10,000) due at the time of executing this Agreement.

3.2 Further, in consideration of the licenses granted in Section 2 to INOGEN, INOGEN shall issue and grant to AIR PRODUCTS 3,424,658 shares of INOGEN’s Series D Convertible Preferred Stock (the “Shares”). Simultaneously with the execution of this Agreement, INOGEN shall cause AIR PRODUCTS to become party to a Joinder Agreement in the form attached hereto as Exhibit A (the “Joinder Agreement”), pursuant to which Air Products shall become a party to that certain Fifth Amended and Restated Investors’ Rights Agreement, Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, and the Fourth Amended and Restated Voting Agreement (collectively, the “Investor Agreements”), each of which is attached hereto as Exhibit B, and pursuant to which AIR PRODUCTS will obtain certain investor rights (such as registration, information, right of first refusal and co-sale, drag-along, and other rights as described therein). INOGEN hereby represents and warrants to AIR PRODUCTS that the statements in the following subsections of this Section 3.2 are all true and correct as of the date hereof:

3.2.1. Immediately prior to the consummation of the transactions contemplated hereby, the authorized and outstanding capital stock of the Company will consist of the following:

(a) A total of 100,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), of which 7,134,254 shares are issued and outstanding.

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(b) A total of 84,269,152 shares of preferred stock, $0.001 par value per share, of which (i) 2,000,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding; (ii) 12,765,693 shares are designated as Series B Preferred Stock, 12,692,823 of which are issued and outstanding; (iii) of which 11,508,230 shares are designated as Series C Preferred Stock, 10,238,908 of which are issued and outstanding; and (iv) of which 48,582,878 shares are designated as Series D Preferred Stock, 41,192,635 of which are issued and outstanding and (v) 9,412,351 shares are designated as Series D-1 Preferred stock, none of which are issued or outstanding. The rights, preferences and privileges of the preferred stock are as stated in the Amended and Restated Certificate of Incorporation attached hereto as Exhibit C (the “Charter”).

(c) INOGEN has reserved 10,411,000 shares of Common Stock for issuance under the Company’s Incentive Stock Option Plan (the “Incentive Plan”). Except as set forth on the capitalization table attached hereto as Exhibit D, there are no outstanding options, warrants, rights (including conversion, preemptive rights or similar rights), or agreements for the purchase or acquisition from INOGEN of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of INOGEN’s capital stock. Except as set forth on the capitalization table set forth on Exhibit D, and the Investor Agreements, no shares of INOGEN’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by INOGEN, are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of INOGEN or any other person), pursuant to any agreement or commitment of INOGEN.

(d) Except for the Investor Agreements, INOGEN is not a party or otherwise subject to any stockholders agreement or other agreement or understanding, and there is no such agreement or understanding between any persons or entities, which affects or relates to the registration of any securities of INOGEN or to the voting or giving of written consents by a director of INOGEN or with respect to any capital stock of INOGEN.

(e) The capitalization table set forth on Exhibit D includes a complete list of all stockholders, option holders, warrant holders, convertible note holders and other security holders of INOGEN as of immediately prior to the consummation of the transactions contemplated hereby, together with a description of the securities held by each such stockholder. The capitalization table includes complete list of all stockholders, option holders, warrant holders, convertible note holders and other security holders of INOGEN after giving effect to the transactions contemplated hereby.

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3.3 If, prior to January 1, 2011, (i) there has not occurred a “Liquidation Event”, as described in Section 4.2.2(g) of Inogen’s Seventh Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), pursuant to which AIR PRODUCTS receives gross proceeds of at least seven million five hundred thousand US dollars (US $7,500,000), or (ii) AIR PRODUCTS has not received the Base Amounts (as defined hereinafter) by the Payment Dates (as defined hereinafter), then, upon the request of AIR PRODUCTS, INOGEN (at its option) shall perform one of the following four options:

3.3.1 pay to AIR PRODUCTS a one-time fee of six hundred thousand US dollars (US $600,000), upon which this Agreement shall automatically terminate; or

3.3.2 pay to AIR PRODUCTS a one-time fee of eight hundred fifty thousand US dollars (US $850,000), upon which the license granted in Section 2.1 shall become a non-exclusive, paid-up license for the Term; or

3.3.3 repurchase the Shares from AIR PRODUCTS for seven million five hundred thousand US dollars (US $ 7,500,000), upon which the license granted in Section 2.1 shall be deemed paid-up for the Term; or

3.3.4 pay to AIR PRODUCTS an annual fee of seven hundred fifty thousand US dollars ($750,000) in advance (each, an “Annual Advance”) on or before January 31st of each year beginning with January 31, 2011 for the remaining Term.

3.4 If INOGEN elects to pay the Annual Advances pursuant to Section 3.3.4, and, thereafter a Liquidation Event occurs pursuant to which AIR PRODUCTS receives gross proceeds of less than seven million five hundred thousand US dollars (US $7,500,000), then INOGEN shall have the right to fully pay up the exclusive license granted in Section 2.1 for the Term of the Agreement by making a one-time payment to AIR PRODUCTS equal to the positive difference between seven million five hundred thousand US dollars (US $7,500,000) and the sum of (i) the gross proceeds received by AIR PRODUCTS in connection with such Liquidation Event and (ii) any unused prorated portion of an Annual Advance.

3.5 INOGEN shall retain the exclusive license granted in Section 2.1 for the Term of this Agreement if on or before the dates set forth below (the “Payment Dates”) either:

(i) there is a Liquidation Event pursuant to which AIR PRODUCTS receives gross proceeds of at least the “Base Amount” within the Payment Date ranges as defined in Table I below, or

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(ii) Inogen elects to repurchase Air Products’ Shares (the “Repurchase Option”) for a purchase price equal to an amount which Air Products would receive gross proceeds of at least the Base Amounts according to the following Payment Dates (and in such event Air Products would be obligated and required to sell its Shares to Inogen or its assignees for such Base Amounts):

Table I

Base Amounts in US dollars	Payment Date
$5,400,000	On or before December 31, 2008

$6,400,000	At any time between January 1, 2009 and December 31, 2009

$7,500,000	At any time between Janaury 1, 2010 and December 31, 2010

If on or before the Payment Dates there is a Liquidation Event pursuant to which AIR PRODUCTS receives gross proceeds of less than the applicable Base Amounts, INOGEN shall have the right to pay up the exclusive license granted in Section 2.1 for the Term of the Agreement by making a one-time payment to AIR PRODUCTS equal to the positive difference between the applicable Base Amounts and the gross proceeds received by AIR PRODUCTS in connection with such Liquidation Event.

3.6 INOGEN shall have the right to repurchase the Shares at any time at a price of $2.92 per share, subject to proportionate investment if INOGEN consummates a stock split, stock combination, reorganization or similar event.

3.7 From and after the date of this Agreement, upon the request of AIR PRODUCTS, INOGEN shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Section 3.

3.8 Inogen may exercise its Repurchase Option by giving Air Products written notice thereof. The repurchase price for the Shares shall be equal to the applicable Base Amount, as determined pursuant to Section 3.5 above, and shall be payable by check in immediately available funds or wire transfer. In the event that INOGEN has elected to exercise the Repurchase Option as to the Shares, Air Products shall deliver to INOGEN certificate(s) representing the Shares to be acquired by Inogen within ten (10) days following the date of the notice from Inogen. Inogen shall deliver to Air Products against delivery of the Shares, checks or wire transfers of Inogen payable to Air Products obligated to transfer the Shares in the aggregate amount of the purchase price to be paid as set forth in Section 3.5 above. For

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purposes of determining the applicable Base Rate, Inogen shall be deemed to have exercised its Repurchase Option at the time of providing written notice thereof to Air Products. All rights with respect to such Shares following the exercise of the Repurchase Option shall no longer be deemed to be outstanding and held by Air Products and all rights with respect to such Shares shall immediately cease and terminate, except only the right of Air Products to receive the applicable Base Amount. From and after the date of this Agreement, upon the request of Inogen, Air Products shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Section 3.

4. TECHNICAL SERVICES

4.1 Employees of INOGEN and AIR PRODUCTS shall attend two on-site meetings per year for two years from the Effective Date. One meeting per year will be held at AIR PRODUCTS in Allentown, PA and the other meeting per year will be held at INOGEN in Santa Barbara, CA. Each party is responsible for its own costs. The first meeting will be scheduled upon execution of this Agreement. AIR PRODUCTS shall deliver the Prototype described in Appendix B, to INOGEN at or prior to such first meeting. After the first two years from the Effective Date, subsequent meetings will be arranged upon mutual agreement by the Parties.

4.2 AIR PRODUCTS shall provide up to one hundred seventy (170) person-hours per year of technical support services to INOGEN for product development in the Field for the first 2 years of this Agreement for a maximum total of three hundred and forty (340) person-hours. Reasonable lead time will be necessary to schedule the technical support services.

4.3 Any additional technical services requested by INOGEN during the first 2 years of the Term of this Agreement may be provided by AIR PRODUCTS, at AIR PRODUCTS’ discretion, at a rate of two hundred and fifty dollars (US $250) per person-hour.

5. DEVELOPED TECHNOLOGY

5.1 INOGEN shall own INOGEN Developed Technology and it shall be licensed to AIR PRODUCTS in accordance with Section 2.5.

5.2 AIR PRODUCTS shall own AP Developed Technology and it shall be licensed to INOGEN in accordance with Section 2.2.

5.3 INOGEN shall own and AIR PRODUCTS shall assign to INOGEN any and all of the Jointly Developed Technology with AIR PRODUCTS having the license rights granted in Section 2.5, provided that such ownership may shift to AIR PRODUCTS if INOGEN chooses

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not to file patent applications and/or AIR PRODUCTS files patents or patent applications to protect some of the Jointly Developed Technology in accordance with this Section 5.3 or Section 5.4. Before INOGEN files any patent application(s) to protect Jointly Developed Technology, INOGEN shall provide AIR PRODUCTS with up to thirty (30) days to review each patent application. AIR PRODUCTS may elect to file its own patent application(s) to further protect the invention, e.g. for use of the invention outside the Field, and if so shall provide Notice to INOGEN of its desire to file patent application(s) prior to the end of the thirty (30) day review period. Upon receiving Notice, INOGEN shall provide AIR PRODUCTS with sixty (60) additional days to prepare its own patent application. The Parties shall coordinate the filing of their patent applications so that neither Party creates prior art against the other Party’s patent application(s). INOGEN agrees to assign the patents filed by AIR PRODUCTS covering Jointly Developed Technology to AIR PRODUCTS. Alternatively, after AIR PRODUCTS’ review of INOGEN’s patent application(s), AIR PRODUCTS may suggest claims which improve the application, with the understanding that INOGEN is under no obligation to include the suggested claims in the patent filing.

5.4 If AIR PRODUCTS desires to file a patent covering Jointly Developed Technology which is not patented by INOGEN, AIR PRODUCTS shall provide Notice to INOGEN’s Contact Person identifying the portion of the Jointly Developed Technology that AIR PRODUCTS desires to patent. INOGEN’s Contact Person shall respond in writing to AIR PRODUCTS within 30 days of receiving the request whether or not it elects or does not elect to protect the portion of the Jointly Developed Technology. If INOGEN elects not to protect the portion of the Jointly Developed Technology that AIR PRODUCTS would like to protect, then AIR PRODUCTS may file patents or patent applications to protect that portion of the Jointly Developed Technology. (If INOGEN elects to file patent(s) to protect that portion of the Jointly Developed Technology, then Section 5.3 controls.) If INOGEN does not elect to protect that portion of the Jointly Developed Technology, AIR PRODUCTS shall give INOGEN an opportunity to review the application and suggest claims which improve the application, with the understanding that AIR PRODUCTS is under no obligation to include the suggested claims in the patent filing. INOGEN shall submit its comments on the application, if any, within 30 days of its receipt of the application for its review. INOGEN shall assign the patent application(s) filed by AIR PRODUCTS under this Section 5.4 to AIR PRODUCTS. AIR PRODUCTS hereby grants to INOGEN and its Affiliates a perpetual, irrevocable, paid-up, royalty free, non-exclusive license under these patents to make, have made, use, sell, have sold, import and have imported products and processes in the Field, and within the Territory, with the right to sublicense.

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5.5 INOGEN and AIR PRODUCTS agree to promptly execute patent application documents and assignment(s) to vest title of patent application(s) in AIR PRODUCTS or INOGEN, as defined in Sections 5.3 and 5.4. Additionally the Parties agree to assist with prosecution of the patent application(s) if requested by the filing Party. The filing Party to whom the patent or patent application is assigned is responsible for all of the costs for preparing, filing, prosecuting and maintaining the patent and patent application.

5.6 Except as described earlier in this Section 5, each Party shall have the first option at its own cost as to whether it shall file, prosecute, institute suit for or defend against infringement, recover damages and/or maintain any patents, patent applications or other intellectual property registrations, in any country, for the Jointly Developed Technology owned by that Party. Both Parties shall maintain written records of its work for use as invention records and shall submit such records to the other Party when requested.

5.7 Except as expressly stated herein, each Party reserves all rights, title and interest in any of its Technology, without any obligation to account to the other Party. Without limiting the generality of the foregoing, except as expressly provided elsewhere in this Agreement, no right, license or interest of any kind is granted by either Party to the other with respect Technology owned by AIR PRODUCTS or Technology owned by INOGEN, respectively. Notwithstanding anything to the contrary herein, upon the termination of this Agreement, other than a termination in accordance with Section 12.1, AIR PRODUCTS and its Affiliates shall have the right to make, have made, use, import, have imported, sell and have sold AP Technology, or sublicense any or all of those rights to a third party in any field and any territory. If this Agreement is terminated other than in accordance with Section 12.1, any intellectual property rights owned by INOGEN created or filed after the execution of the CDA that are infringed by the making, using, selling or importing of AP Technology shall be automatically perpetually, and irrevocably licensed to AIR PRODUCTS, with the right to sublicense, for making, having made, using, selling, having sold, importing or having imported products and processes, within any field and territory, on a paid-up and royalty-free basis.

5.8 If either Party chooses to abandon any patent or patent application filed to protect the Jointly Developed Technology, that Party shall offer the patent or patent application to the other Party at least thirty (30) days prior to the abandonment of the patent or patent application. However, failure to offer the patent or patent application to the other Party shall not be considered a breach and shall incur no liability to either Party.

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5.9 Technology that is developed solely by either Party that is not Developed Technology shall be solely owned by the inventing Party and may be disclosed to the other Party under terms of Confidentiality and be the subject of separate license negotiations between the Parties.

6. MARKING/OFFICIAL REGISTRATION

6.1 INOGEN shall mark its products with all applicable patent numbers for AP Technology, AP Developed Technology and Jointly Developed Technology. INOGEN shall make a good faith effort to keep the patent markings up to date and accurate.

6.2 INOGEN, at its expense, is fully responsible for the action(s) necessary for the purpose of obtaining clearance by the appropriate government agencies, also referred to as regulatory approval (e.g. FDA, EMEA), if needed, and obtaining certifications or markings (e.g., UL, CE), if needed, for sales of products.

7. CONFIDENTIALITY

7.1 The disclosure period in Section 3.1 of the CDA is extended until two years after the execution of this License Agreement, to protect the continued disclosure and exchange of confidential information (particularly during the provision of Technical Services) under this License Agreement. The disclosure period may be further extended by the written agreement of the two Parties. The purpose in Section 1 of the CDA is extended to cover the purposes of this License Agreement. All the other terms and conditions of the CDA continue in full, force and effect.

7.2 Jointly Developed Technology is AIR PRODUCTS and INOGEN’s Confidential Information that shall not be disclosed by either Party except as necessary to protect the Jointly Developed Technology by filing patent applications, or except in the form of products when they are offered for sale and sold by either Party, provided both Parties agree not to file patent(s) to protect the Jointly Developed Technology prior to the sale of products.

7.3 The Parties agree that unless otherwise agreed to in writing or except as required by law or court order, they will not disclose any of the terms or conditions of this Agreement to third parties, and that the relationship between AIR PRODUCTS and INOGEN is considered Confidential Information. AIR PRODUCTS acknowledges that marking INOGEN’s products with AIR PRODUCTS’ patent numbers and patent application numbers, which will inherently disclose that there is a relationship between the Parties, is not in violation of this Section 7.3.

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7.4 If this Agreement is terminated before INOGEN makes the total payments set forth in Section 3, INOGEN agrees to return to AIR PRODUCTS all documents, including copies containing AIR PRODUCTS’ Confidential Information except that one copy may be maintained by INOGEN’s legal department for compliance to this Section 7.

8. CONTACT PERSONS

8.1 Each Party shall designate one of its employees as “Contact Person”. The persons initially designated as Contact Persons are as follows:

For AIR PRODUCTS:

Carrington Smith

Air Products and Chemicals, Inc.

7201 Hamilton Blvd

Allentown, PA 18195-1501

Fax No: (610) 481-8971

For INOGEN:

Geoff Deane

Inogen, Inc.

326 Bollay Drive

Goleta, CA 93117

Fax No: (805) 562-0516

8.2 Each Party may change its Contact Person by giving Notice to the other Party.

9. INFRINGEMENT OF TECHNOLOGY

9.1 AIR PRODUCTS and INOGEN shall promptly notify each other of suspected infringements and/or unauthorized use of AP Technology, INOGEN Developed Technology, and/or Jointly Developed Technology (“Infringement”), and shall inform the other Party of any evidence of such Infringement. Each Party, as also provided for in Section 5.6, may, but shall not be obligated to take such action to enforce its patents as it determines to be appropriate to abate Infringement, including, without limitation, instituting suit for Infringement, instituting

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arbitration proceedings, or taking other action to abate the Infringement, with the costs and expenses of such action to be borne by the Party who takes the action, provided that where both Parties agree that action is appropriate, they will in good faith cooperate to jointly bring any such actions and shall share the costs of bringing such actions in such proportions as they may mutually agree. The Parties shall share any recovery of damages and other judgments resulting from all actions brought to abate Infringement in the same proportion as the Parties have respectively borne the expenses of prosecuting such actions.

9.2 If a competitor’s product infringes AIR PRODUCTS’ and/or INOGEN’s patents, AIR PRODUCTS and INOGEN shall discuss strategies to address the infringement, and may agree that it would be better to negotiate a cross-license or license agreement with a competitor that would benefit both Parties.

10. INDEMNIFICATIONS

10.1 INOGEN shall defend and indemnify AIR PRODUCTS and its directors, officers, and employees against all claims, costs and expenses for damage to property of INOGEN, including loss of use thereof, and for bodily injury, including death resulting therefrom, sustained by an employee of INOGEN, whether or not resulting from the negligence of AIR PRODUCTS or its directors, officers or employees, provided however, to the extent such damage results from the gross negligence or willful misconduct of AIR PRODUCTS or its director, officers or employees, such damage shall be excepted from the foregoing obligations.

10.2 AIR PRODUCTS shall defend and indemnify INOGEN and its directors, officers, and employees against all claims, costs and expenses for damage to property of AIR PRODUCTS, including loss of use thereof, and for bodily injury, including death resulting therefrom, sustained by an employee of AIR PRODUCTS, whether or not resulting the negligence of INOGEN or its directors, officers or employees, provided however, to the extent such damage results from the gross negligence or willful misconduct of INOGEN or its director, officers or employees, such damage shall be excepted from the foregoing obligations.

10.3 INOGEN shall defend and indemnify AIR PRODUCTS and its directors, officers, and employees against all claims, costs and expenses for damage to property of third parties, including loss of use thereof, and for bodily injury, including death resulting therefrom, sustained by a third party arising out of the design, manufacture, and sale or other disposal of its products to that third party or the use of the product by that third party.

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10.4 Each Party acknowledges that there are hazards associated with the use of oxygen concentrators, including the oxygen-enriched air and nitrogen gases produced thereby, that they understand such hazards, and that it is the responsibility of each Party to warn and protect its employees and others exposed to such hazards by coming into contact with oxygen concentrators.

10.5 INOGEN will maintain or cause others to maintain commercial general liability insurance in an amount of not less than two million US dollars ($2,000,000) covering bodily injury and property damage to third parties with an annual aggregate amount of not less than five million US dollars ($5,000,000). INOGEN shall obtain or cause the policy owner to obtain a waiver of subrogation from the insurer(s) in favor of AIR PRODUCTS, and INOGEN shall have no recourse against AIR PRODUCTS or the other insureds with respect to a loss that is uninsured. INOGEN shall furnish or cause the policy owners to furnish AIR PRODUCTS with Certificates of Insurance evidencing the coverage required by this Section.

11. INDEMNIFICATION FOR PATENT INFRINGEMENT

11.1 INOGEN agrees that it will, at its own expense and to the extent hereinafter stated, defend and hold AIR PRODUCTS free and harmless in any suit or proceeding insofar as the same is based on a claim that any of its products constitutes an infringement of any patent issued in the Territory.

11.2 AIR PRODUCTS offers no guarantee nor warranty that the AP Technology, AP Developed Technology or Jointly Developed Technology does not infringe any patent(s) or patent application(s) owned by one or more third parties in the Territory. It is INOGEN’s sole responsibility to perform clearance searches and non-infringement studies, at INOGEN’s option, prior to manufacturing and selling any of its products.

12. TERMINATION

12.1 This Agreement shall continue until the last patent included in the AP Technology set forth in Appendix A expires (the “Term”) unless otherwise provided for in this Agreement. Upon expiration of the last patent in Appendix A if this Agreement has not been earlier terminated, the license to AIR PRODUCTS’ Know How which is part of AP Technology for which the license was granted in Section 2.1 shall become nonexclusive, paid-up and irrevocable.

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12.2 Additionally, this Agreement shall be terminable as follows:

(a) In the event either Party shall be in material breach in the performance of any provision of this Agreement (“Default”) and such Default is not cured within sixty (60) days following Notice of such Default thereof from the other Party; or

(b) By either Party if the other Party is declared insolvent, bankrupt, or makes an assignment for the benefit of creditors, or a receiver is appointed or any such proceeding is demanded by, for, or against the other Party under any provision of the United States Bankruptcy Act (and if involuntary, such proceeding is not dismissed within sixty (60) days); or

(c) As provided for in Section 3.3.1.

12.3 Effect of Termination Upon termination of this Agreement in accordance with Section 12.1, or 12.2, or by operation of law, or otherwise:

(a) Unless otherwise indicated in this Agreement, upon termination, the license granted in Section 2.1 shall terminate.

(b) Sections 2.5, 3.1, 3.2, 5.3 through 5.7, 7, 10, 11, 13, 15.4, 15.10 shall survive such termination or expiration; and

(c) Notwithstanding anything to the contrary herein, upon termination of this Agreement for any reason, the license to AP Developed Technology granted in Section 2.2 automatically expires.

13. LIMITATION ON LIABILITY

13.1 AIR PRODUCTS SHALL NOT BE LIABLE IN CONTRACT OR IN TORT (INCLUDING BUT NOT LIMITED TO AIR PRODUCTS’ NEGLIGENCE OR STRICT LIABILITY) FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND ARISING OUT OF THIS AGREEMENT, OR ANY BREACH THEREOF, OR ANY DEFECT IN OR FAILURE OR MALFUNCTION OF ANY PRODUCT INCORPORATING AP TECHNOLOGY, AP DEVELOPED TECHNOLOGY, AND JOINTLY DEVELOPED TECHNOLOGY LICENSED HEREIN, WHETHER AIR PRODUCTS HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING BUT NOT LIMITED TO INOGEN’S LOSS OF PROFITS, LOSS OF PRODUCTION OR LOSS OF PRODUCT, AND SUCH LIMITATION ON DAMAGES SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

CONFIDENTIAL INFORMATION Page 15	June 3, 2007

13.2 NOTWITHSTANDING THE FOREGOING, BOTH PARTIES SHALL BE LIABLE TO THE OTHER PARTY FOR ALL DAMAGES AND COSTS CAUSED BY EACH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR BREACH OF CONFIDENTIALITY.

13.3 NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE TOTAL LIABILITY OF AIR PRODUCTS AND ITS DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND SUBCONTRACTORS UNDER THIS AGREEMENT FOR BREACH OF CONTRACT (INCLUDING BUT NOT LIMITED TO FAILURE TO MEET WARRANTIES) AND IN TORT, WHETHER IN CONNECTION WITH PERFORMANCE, NONPERFORMANCE OR OTHERWISE, SHALL BE LIMITED TO TEN THOUSAND US DOLLARS (US $10,000). WHEN THE LIABILITIES AND COSTS INCURRED BY AIR PRODUCTS AND ITS DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES AND SUBCONTRACTORS (INCLUDING BUT NOT LIMITED TO COSTS INCURRED IN CORRECTIVE ACTION IN AN EFFORT TO MEET WARRANTIES OR CURE ANY BREACH) EQUAL TEN THOUSAND US DOLLARS (US $10,000), AIR PRODUCTS’ TOTAL LIABILITY UNDER THIS AGREEMENT SHALL TERMINATE AND INOGEN SHALL HAVE NO FURTHER RECOURSE AGAINST AIR PRODUCTS OR ITS DIRECTORS, EMPLOYEES, AGENTS, REPRESENTATIVES OR SUBCONTRACTORS.

14. WARRANTIES

14.1 AIR PRODUCTS warrants that as of the effective date, it owns the AP Technology, that it has the right to license the AP Technology to INOGEN.

14.2 AIR PRODUCTS makes no warranties of validity, non-infringement, merchantability nor fitness for a particular use.

15. GENERAL

15.1 Non-Compete

(a) During the Term of this Agreement without obtaining prior written permission from AIR PRODUCTS, INOGEN shall not work with another industrial gas company to develop products or technology.

(b) During the Term of this Agreement while the license in Section 2.1 remains exclusive, without obtaining prior written permission from INOGEN, AIR PRODUCTS shall not work with another person or company to develop products using the AP Technology within the Field.

CONFIDENTIAL INFORMATION Page 16	June 3, 2007

15.2 Relationship of the Parties This Agreement shall in no way be construed to constitute either Party as the partner, employee or agent of the other Party nor shall either Party have the authority to bind the other in any respect, accept service of process or other notice on the other’s behalf, or make any representation, statement or warranty by or on behalf of the other, it being intended that each shall remain an independent contractor responsible only for its own actions.

15.3 Assignment This Agreement and the rights, duties and obligations of the Parties hereto shall not be assignable, transferable or delegable by either Party hereto without the prior written consent of the other, and any purported assignment without such consent shall be void. Notwithstanding the foregoing, either Party may: (i) assign this Agreement to an Affiliate, provided that the assignment shall not constitute a release of the assigning Party and the assigning Party shall remain liable for all assigned obligations in the event of a breach of this Agreement by its assignee; and (ii) assign all of its rights and obligations under this Agreement, but not less than all of its rights and obligations, to an entity that acquires all or substantially all of the business of such Party, whether by way of stock sale, asset sale, reorganization or otherwise, except if such stock sale, asset sale, reorganization or other event involves a competitor of the other Party.

15.4 Choice of Law; Choice of Forum This Agreement shall be governed by the law of the Commonwealth of Pennsylvania, without regard to conflicts of law principles. The Parties hereto agree to accept the exclusive jurisdiction of the courts of the State of Delaware for the adjudication of any dispute arising hereunder.

15.5 Force Majeure Either Party shall be excused from performance of its obligations hereunder to the extent and for such period of time as such performance is prevented by an act of God, fire, flood, earthquake, transportation disruption, war, insurrection, labor dispute or other cause beyond the reasonable control of such Party, including inability to obtain parts required to perform the work contemplated by this Agreement. If the event of force majeure continues for a period of more than 60 consecutive days, either Party thereafter may terminate the Agreement upon giving at least 10 days prior Notice to the other Party. Each Party shall bear all of its own costs, expenses, losses and damages suffered and incurred as a result of force majeure.

CONFIDENTIAL INFORMATION Page 17	June 3, 2007

15.6 Counterparts This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart hereof to account for any other counterpart.

15.7 Binding Nature This Agreement shall be binding on upon and inure to the benefit of the Parties hereto, their successors and permitted assigns.

15.8 Authority Each Party represents that it has full power and authority to enter into and perform this Agreement, and that the person signing this Agreement on behalf of it has been duly authorized and empowered to execute this Agreement.

15.9 Compliance with Laws Both Parties will at all times conduct their activities (i) so as not to adversely affect any property or rights of the other Party, and (ii) in compliance with all laws and regulations applicable, including import, export, customs, unfair competition, antitrust, advertising and consumer laws. Specifically, each Party agrees that any technical information not in the public domain (whether written, or otherwise) first received from the other under this Agreement or developed using such technical information, will not, without the prior written permission of the transmitting Party, knowingly be transmitted to any of the countries designated in the United States Government Regulations (15 C.F.R. 370 and 10 C.F.R. 810.7, or their respective successor provisions) as issued from time to time relating to the exportation of technical data.

15.10 Severability In the event that any covenant, condition or other provision herein contained is held to be invalid, void, or illegal by any court of competent jurisdiction, the same shall be deemed to be severable from the remainder of this Agreement and shall in no way affect, impair, or invalidate any other covenant, condition, or other provision herein.

15.11 Entire Agreement The terms and provisions contained in this Agreement and the Exhibits and Appendices constitute the entire understanding of the Parties with respect to the transactions and matters contemplated hereby and supersede all previous communications, representations, agreements and understandings relating to the subject matter hereof. No representations, inducements, promises or agreements, whether oral or otherwise, between the Parties not contained herein or incorporated herein by reference will be of any force or effect.

15.12 Waiver No provision of or right under this Agreement will be deemed to be waived by any act or acquiescence on the part of either Party, its agents or employees, and may be waived only by an instrument in writing signed by an authorized officer of each Party. No waiver by either Party of any breach of this Agreement by the other Party will be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

CONFIDENTIAL INFORMATION Page 18	June 3, 2007

15.13 Modifications No modification, amendment, supplement to or waiver of this Agreement, or any of its provisions shall be binding upon the Parties hereto unless made in writing and duly signed by both Parties.

15.14 Notices Any Notice that may be given, or is required to be given, under this Agreement, will be in writing and will be sent by facsimile, express mail or sent by certified mail, postage prepaid, return receipt requested and addressed:

If to AIR PRODUCTS:	Air Products and Chemicals, Inc. 7201 Hamilton Blvd. Allentown, PA 18195-1501 Facsimile No.: 610-481-7803 Attn: Law Department

With a copy to:	Corporate Technology Partnerships Air Products and Chemicals, Inc. At the same address above

If to INOGEN:	INOGEN, Inc. 336 Bollay Drive Goleta, CA 93117 Fax No: (805) 562-0516 Attn: Kathy J. Odell

With a copy to:	INOGEN, Inc. 336 Bollay Drive Goleta, CA 93117 Fax No: (805) 562-0516 Attn: Geoff Deane

Each Party may at any time change its address for Notices by sending Notice to the other Party of such change in the manner for sending Notices provided herein. Notices shall be deemed to be given on: (i) the date received if sent by facsimile, if sending party has confirmation of receipt, (ii) the date received if sent by Express Mail or (iii) on the date received, if sent by certified mail, return receipt requested, if sent to the addresses specified above.

CONFIDENTIAL INFORMATION Page 19	June 3, 2007

15.15 Any dispute between the Parties relating to this Agreement which cannot be resolved with reasonable promptness shall be referred to each Party’s senior manager in an effort to obtain prompt resolution. Neither Party shall commence any action against the other until the expiration of 60 days from the date of referral to such senior managers; provided however, this shall not preclude a Party from instituting an action seeking injunctive relief to prevent irreparable damage to such Party.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by a duly authorized representative.

Inogen, Inc.		AIR PRODUCTS and Chemicals, Inc.

By:	/s/ Kathy J. Odell	By:	/s/ John C. Tao

Name:	Kathy J. Odell	Name:	John C. Tao

Title:	CEO	Title:	Director, Corporate Technology Partnerships

Date:	7/23/07	Date:	7/23/07

CONFIDENTIAL INFORMATION Page 20	June 3, 2007

APPENDIX A

LIST OF U.S. PATENTS AND U.S. PATENT APPLICATIONS AND THEIR FOREIGN EQUIVALENTS

U.S. Patent or Application Number	Air Products Docket Number	Title	Application or Grant Date	Status	Foreign Equivalents (Patent or Application number)

5,656,064	05322	Base Treated Alumina in Pressure Swing Adsorption	8/12/1997	Issued	Belgium (0766991), Canada (2186681), China (ZL96120134.7), France (0766991), Germany (69626913.9-08), G. Britain (0766991), Italy (0766991), Japan (2785870), Korea South (192691), Norway (316950), Spain(ES2194959), Taiwan (874780)

6,605,136	06249	Pressure Swing Adsorption Process Operation ad Optimization	8/12/2003	Issues in US and China. Others pending	China (03147620.1), EPC (03014498.4), Japan (2003-194365)

6,802,889	06251	Pressure Swing Adsorption System for Gas Separation	10/12/2004	Issued in US and others pending	EPC (03027736.2) and Japan (2003-4078287)

6,824,590	05990P	Use of Lithium Containing Faujasite in Air Separation Processes Including Water and/or Carbon Dioxide Removal	11/30/2004	Issued	N/A

11/542895	06869N	Performance Stability in Rapid Cycle Pressure Swing Adsorption Systems	8/28/2006	Pending	N/A

11/542948	06923N	Performance Stability in Shallow Beds in Pressure Swing Adsorption Systems	10/4/2006	Pending	N/A

11/197859	06735	Rotary Valve with Internal Leak Control System	7/31/2006	Pending	EPC (06015900.1) and Japan (2006-213507)

10/762785	06479	Dual Mode Medical Oxygen Concentrator	1/22/2004	Pending	N/A

10/851858	06502	Weight-Optimized Portable Oxygen Concentrator	5/21/2004	Pending	Canada (2507464), EPC (05010785.3), Japan (2005-148104)

11/034673	06479P	Simplified Dual Mode Medical Oxygen Concentrator	1/13/2005	Pending	Spain (05001233.5), Portugal (05001233.5), Japan (2005-15856), Great Britain (05001233.5), Germany (05001233.5), France (05001233.5), Canada (2493495)

11/312180	06828	Continuous Flow Portable Medical Oxygen Concentrator	12/20/2005	Pending	EPC (06025927.2) and Japan (2006-341649)

Appenix B – List of Know How

Attachment #	Document Title / Filename	Number of Pages
-	Beds for Portable Medical O2.doc	16
1	Beta Column Cyclic Testing.doc	3
2	Attrition Beds Update 20050729.doc	4
3	Vessel Loading.doc	6
4	Thomas Pump Stability Test 051123.doc	3
5	Thomas Stability BedLoad 051123.xls	1
6	Thomas Pump Stability Test 051128.xls	2
	- Test Log - Pulse Chart - P vs T Data	(1) (1) (Electronic File Only)

7	Thomas pump stability setup.jpg	1
8	Vessel_Filling_Tests_1 060123.xls	1
9	Comparison vib vs nonvib 060123.jpg	1
10	Fill Stability Tests 060201.xls	4
	- Test Notes	(1) (1) (1) (Electronic File Only) (1)
	- Test Data
	- Pulsation Chart
	- Pulsation Data

	- Bed Springs
11	Stability Test and Fix 060201.doc	3
12	Fill Stability Tests 060208.xls	5
	- Test Notes	(2) (1) (1) (Electronic File Only) (1)
	- Test Data
	- Wave Charts
	- Pulsation Data

	- Fill Data
13	bed_model_fmal_SW2006.zip	(Electronic File Only)

-        bed-tube-BAYONET.SLDPRT

-        cap-bayonet bed tube.SLDPRT

-        cs112_l1_0_146_2.SLDPRT

-        cs112_l1_2.SLDASM

-        CS112_l1_2.SLDPRT

-        diffuser-bottom.SLDASM

-        diffuser-bottom-drafted.SLDPRT

-        diffuser-top.SLDASM

-        diffuser-top-drafted.SLDPRT

-        mesh-diffuser.SLDPRT

-        SHIM_CS112_L1_0_146-4-PORT.sldprt

-        bed-o-ring.SLDPRT

-        BEDTUBE-A-BAYONET.SLDASM

		“ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “

14	Bed_model_hex_cap_SW2006.zip	(Electronic File Only)
	- DIFFUSER-4-4-PORT-BOTTOM_DRA.sldprt - MESH-4-PORT.sldprt	“ “ “

-        SHIM CS112_L1_0_146-4-PORT.sldprt

-        BED-4-PORT-DRAFT_ASM.sldasm

-        BED-O-RING-4-PORT.sldprt

-        BED-TUBE-4-PORT-03_DRA.sldprt

-        BED-TUBE-CAP-4-PORT-03_DRA.sldprt

-        BED-TUBE-O-RING-4-PORT.sldprt

-        CS112_L1_0_146_2-4-PORT.sldprt

-        CS112_L1_2-4-PORT.sldprt

-        CS112 LI 2-4-PORT_ASM.sldasm

-        DIFFUSER-4-4-PORT_DRA.sldprt

		“ “ “ “ “ “ “ “ “ “ “ “
-	Process Development	41
1	Process Feasibility of APCI Multi Bed VSA Medical Generator.doc	(Not included due to confidentiality agreement)
2	Update on Water Front Stability.doc	10
3	Update on Pretreatment Study.doc	19
4	Summary of Discussions with J. Kirner 6-2-03 and D. Graham 6-3-03.doc	4
5	Design Parameters for Portable Medical Generator.doc	8
6	PDU Evaluation of 4-Bed Process.doc	10
7	Evaluation of Beta Bed/Valve Assembly.doc	5
8	Product Rotor Passage Sizes for 4-Bed Process.doc	2
9	Equalization Passage Sizing Revision.doc	3
10	Improved Prototype Testing.doc	4
-	200511 AIChE Presentation Oxygen Process Final.pps	30
-	Pumps for Portable PVSA System.doc	16
1	Motor efficiency testing.xls	5
	- Data as Taken - Sorted Data - Charts - Data for Thin Gap	(1) (3) (1) (Electronic File Only)
2	Air Squared pump performance.doc	6
3	Possible Pump Weight Reduction.doc	6
4	Weight reduction orbiting scroll.doc	3
5	Weight reduction fixed scroll.doc	5
6	Weight reduction bracket.doc	6
7	Beta pump summary.xls	4
	- Performance of Air Squared Beta Pumps - Compressor Capacity - Vacuum Capacity - Relative Pump Power	(1) (1) (1) (1)
8	B012 Beta pump performance.xls	1
9	Scroll Labs pump performance.xls	2
10	Scroll Labs cooling test results.xls	3
	- Test Data - Charts	(2) (1)
11	Iwata prototype test results 050912.xls	1
12	Thomas 2250 pump curve.xls	1

13	Pump noise measurements 040912.doc	5
14	Pump noise measurements 041017.doc	4
15	Pump noise measurements 041018.doc	1
16	Sound through case 041020.doc	1
17	Pump bracket noise 041022.doc	1
18	Inogen pump noise 041027.doc	2
19	Noise comparison 041029.doc	2
20	APCI Inogen noise test 041015.doc	2
21	Observations on scroll noise 041201.doc	3
22	Scroll Labs noise data 041214.xls	2
23’	Silencer Tests 050110.xls	5
	- Summary - Data - Charts	(1) (3) (1)
24	Feed Flow&Press Pulse_abridged 051205.xls	4
	- Pressure Detail	(1) (1) (1) (Electronic File Only) (1)
	- Vacuum Detail
	- Notes
	- Pressure-Time Data

	- Effect of Throttle Valve on Feed Flow and Pressure Pulsations
25	HiFreq Feed Pulse 051212.xls	4
	- Pulsation Plot - Frequency Components of - Pulsation - Plot Data - Notes - Time-Pressure Data	(1) (1) (Electronic File Only) (2) (Electronic File Only)
26	Vac Press Pulse 051209.xls	4
	- Flow vs. Turns - Pulse vs. Turns - Notes - Archive (included in files)	(1) (1) (2) (Electronic File Only)
27	Analysis to 12 Dec 2005 051213.doc	8
28	Recip-Scroll Compare 051115.xls	3
	- Data - Piezoelectric Transducer Data - Plot - Feed Pulsation Detail Plot - Vacuum Pulsation Detail Plot	(Electronic File Only) (1) (1) (1)
29	Effect of Compression on Humidity 060601.xls	1
-	Air Squared Design.jpg	1
-	Conventional BLDC.jpg	1
-	ThinGap Motor.jpg	1
-	Rotary Valve Development	23
1	Prod Port Plate 050317jpg	1
2	Valve shaft twist 050317jpg	1

3	Prod Rotor 050317.jpg	1
4	Ceramic bushing detail 050406jpg	1
5	Embedded debris 5120008.jpg	1
6	Product rotor 5120009.jpg	1
7	P5110005 Product stator.jpg	1
8	P5110024 Stainless brg bushing.jpg	1
9	rubbing area detail 050520jpg	1
10	eccentric rubbing pattern 050520.jpg	1
11	wear arc 050517.jpg	1
12	Rotor friction and radial loads.pdf	1
13	Brg radial load test rig.jpg	1
14	Test rig shaft wear.jpg	1
15	Test rig ceramic post test.jpg	1
16	Rotor_thrust_4bed.xls	1
	- Pressure Data - Valve Slot and Port Geometry - Thrust Chart	(Electronic File Only) (Electronic File Only) (1)
17	Rotor force equations.doc	2
18	Valve_leakage_data.xls	2
19	Prod Valve FEA Report.doc	8
20	Leakage measurements 060200.xls	4
21	Leakage Report 060215.doc	3
22	Leakage Report 060222.doc	4
23	Rotor and Spring Report.doc	14
24	New Rotor Spring Force Study.xls	4
	- Test Log - Motor Current Data - Feed Rotor Leak Data - Leak Test Photos	(3) (Electronic File Only) (Electronic File Only) (1)
25	Spring Measurements.xls	7
	- Measured Data - Catalog Data - Bending Moment	(5) (1) (2)
26	Gearmotor run log.xls	6
	- M Series - Old Motors	(4) (2)
27	Bressler_valve_bed_model.zip	(Electronic File Only)

-        8-32x5-8-PHMS.SLDPRT

-        barb-valve-1_4-id-tube.SLDPRT

-        barb-valve-3_8-id-tube.SLDPRT

-        bed-o-ring.SLDPRT

-        BEDTUBE-A-BAYONET.SLDASM

-        bed-tube-BAYONET.SLDPRT

-        BEDTUBE-B-BAYONET. SLDASM

-        cap-bayonet bed tube.SLDPRT

-        cap-product tank-bayonet. SLDPRT

-        check-smart-132.sldprt

		“ “ “ “ “ “ “ “ “ “ “ “ “

-        cs112 l1_0_146_2. SLDPRT

-        cs112_l1_2.SLDASM

-        cs112_l1_2.SLDPRT

-        diffuser-bottom. SLDASM

-        diffuser-bottom-drafted. SLDPRT

-        diffuser-top. SLDASM

-        diffuser-top-drafted. SLDPRT

-        f-ceramic-disk-4-port.sldprt

-        f-ceramic-disk-gasket-4-port. SLDPRT

-        FEED-MANIFOLD-4-PORT.SLDASM

-        f-manifold-motor-mount. SLDPRT

-        f-manifold-valve-case.sldprt

-        f-rotor-4-port.SLDASM

-        f-rotor-4-port.SLDPRT

-        f-rotor-back-plate.sldprt

-        f-rotor-ceramic-disk.sldprt

-        f-rotor-gasket.sldprt

-        gearhead-31849a.sldprt

-        M3X4-P-HD-SCR.SLDPRT

-        manifold-tube-1.SLDPRT

-        manifold-tube-2.SLDPRT

-        mesh-diffuser.SLDPRT

-        motor-bracket.sldprt

-        motor-bushing.sldprt

-        motor-coupling.SLDPRT

-        MOTOR-MANIFOLD-ASSY.SLDASM

-        Motor-mount.SLDPRT

-        p-ceramic-disk-gasket.sldprt

-        p-ceramic-disk.sldprt

-        p-manifold-4-port.SLDASM

-        p-manifold-4-port.SLDPRT

-        prod-rotor-bushing-02.SLDPRT

-        product-manifold-bushing.sldprt

-        product-tank-bayonet-ASSY.SLDASM

-        p-rotor-4-port.SLDASM p-rotor.SLDPRT

-        p-rotor-ceramic-disc.SLDPRT

-        p-rotor-gasket.SLDPRT

-        seal-plate-4-port.sldprt

-        SHIM_CS112_L1_0_146-4-PORT.sldprt

-        shock-ear-mf-200-uc08-v.sldprt

-        shroud-motor.sldprt

-        ultrasert-8-32-long.sldprt

-        ultrasert-8-32-short.sldprt

“ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “ “

	- valve-0-ring.sldprt - valve-shaft-seal_bb.sldprt - valve-shaft.sldprt - VALVE-W-WASHER.SLDPRT - 001bed-valve-SW-11-23-05.SLDASM - 8-32X1 75PHMS.SLDPRT
28	Bressler_valve_bed_model.z01	(Electronic File Only)
29	Bressler_valve_bed_model.z02	(Electronic File Only)
30	Redesigned_rotors.zip	(Electronic File Only)

-        Product_backplate_GW_RA.SLDPRT

-        p-rotor-ceramic_GW_RA.SLDPRT

-        Rotor_location.SLDASM

-        Assem2.SLDASM

-        f-ceramic-disk-4-port.sldprt

-        Feed_backplate_GW.SLDPRT

-        f-rotor-ceramic-GW_RA.sldprt

-        p-ceramic-disk.sldprt

-        prod-rotor-bushing_GW.SLDPRT

		“ “ “ “ “ “ “ “ “
-	Valve Schematic for 4-bed process.doc	1
-	Determination of Dynamic Mass Transfer Properties in Oxygen RPSA.ppt	33
-	ds1086-09.xls	14
	- Adsorption Calcs at 5C - Adsorption Calcs at 23C - Adsorption Calcs at 45C - N2 – n/P vs n - O2 – n/P vs n - N2 –n vs P - O2 – n vs P - Experimental Data	(2) (2) (2) (1) (1) (1) (1) (4)
-	ds1296-27.xls	18
	- Data - DSL fits - DSL CO2 fit - DSL Water fit - Isotherm – CO2 - Isotherm – Water - DSL plot CO2 only - DSL plot Water only	(2) (4) (4) (4) (1) (1) (1) (1)
-	hg086-09.xls	7
	- Porosity summary - Mercury Cover Sheet - Mercury Intrusion Calculations - Differential Pore Size Distribution - Log Differential Pore Size Distribution	(1) (1) (Electronic File Only) (1) (1)

	- Cumulative Pore Size Distribution - Cumulative Mesopore Size Distribution - Cheat Sheet for Logbook entry	(1) (1) (1)
-	hg296-27.xls	(1)

-        Porosity summary

-        Mercury Cover Sheet

-        Mercury Intrusion Calculations

-        Differential Pore Size Distribution

-        Log Differential Pore Size

-        Distribution

-        Cumulative Pore Size Distribution

-        Cumulative Mesopore Size

-        Distribution

-        Cheat Sheet for Logbook entry

		(1) (Electronic File Only) (1) (1) (1) (1) (1)
-	iso086-09.xls	9

-        O2 – Henry’s Constant Analysis
(Method 1)

-        N2 – Henry’s Constant Analysis
(Method 2)

-        O2 – Henry’s Constant Analysis
(Method 2)

-        DSL fits

-        Heat vs Coverage (N2)

-        Heat vs Coverage (O2)

-        N2 Isotherm Data (1)

-        O2 Isotherm Data (1)

-        N2 Isotherm Data (2)

-        O2 Isotherm Data (2)

		(1) (1) (1) (Electronic File Only) (1) (1) (1) (1) (1) (1)

EXHIBIT A

Joinder Agreement

INOGEN, INC.

JOINDER TO

FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE

AGREEMENT, FOURTH AMENDED AND RESTATED VOTING AGREEMENT AND

SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS JOINDER TO FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT, FOURTH AMENDED AND RESTATED VOTING AGREEMENT AND SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Joinder Agreement”) is entered into as of July     , 2007, by and between INOGEN, INC., a Delaware corporation (the “Company”), and AIR PRODUCTS AND CHEMICALS, INC., a Delaware corporation (“Air Products”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in each of that certain Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement dated November 28, 2006 (the “Co-Sale Agreement”), Fourth Amended and Restated Voting Agreement dated November 28, 2006 (the “Voting Agreement”) and Sixth Amended and Restated Investor Rights Agreement, dated April 20, 2007 (the “Rights Agreement,” and together with the Co-Sale Agreement and the Voting Agreement, the “Stockholder Agreements”), by and among the Company, certain investors in the Company’s preferred stock (the “Investors”) and the other parties signatory thereto.

RECITALS:

WHEREAS, the Company has previously sold to certain of the Investors shares of its Series D Preferred Stock, par value $0.001 per share (“Series D Stock”) pursuant that certain Series D Convertible Preferred Stock Purchase Agreement dated as of November 28, 2006 and, in connection therewith, the Company, the Investors, and certain other holders of the Company’s capital stock have entered Into each of the Stockholder Agreements;

WHEREAS, the Company and Air Products are entering into a License Agreement of even date herewith pursuant to which Air Products shall grant to the Company certain licenses in proprietary technology of Air Products, and, in partial consideration therefor, the Company shall issue and grant to Air Products 3,424,658 shares of Series D Stock; and

WHEREAS, Air Products desires to become a party to, and be bound by, the terms and conditions of each of the Stockholder Agreements with respect to the shares of Series D Stock to be issued to Air Products contemporaneously herewith, and the Company and each of the other parties to the Stockholder Agreements is willing to add Air Products as a party to such agreements in such capacity.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The Company and Air Products hereby agree to incorporate, and be bound by, the terms and conditions of each of the Co-Sale Agreement, the Voting Agreement and the Rights Agreement, copies of which are attached hereto as Exhibit A, Exhibit B and Exhibit C, respectively. Air Products shall be deemed to be an “Investor” under each of the Stockholder Agreements. Air Products shall be bound by all the terms and conditions of, and entitled to the benefits of, an Investor with respect to shares of Series D Stock held by Air Products, with the same force and effect as if Air Product were originally a party thereto. The schedule of Investors attached to each of the Stockholder Agreements shall be amended to include Air Products and the shares of Series D Stock held thereby.

2. This Joinder Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one agreement.

3. Except as otherwise set forth herein, each of the Co-Sale Agreement, the Voting Agreement and the Rights Agreement is unmodified and shall remain in full force and effect.

4. This Agreement shall be governed by and construed under the laws of the State of California without regard for conflicts of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first set forth above.

INOGEN, INC.

By:
Kathy Odell
President & Chief Executive Officer

AIR PRODUCTS AND CHEMICALS, INC.

By:

Name:	John C. Tao
Title:	Director, Corporate Technology Partnerships

EXHIBIT B

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 28th day of November, 2006, by and among Inogen, Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto (each, an “Investor” and collectively the “Investors”).

RECITALS:

WHEREAS, the Company and certain of the Investors have entered into that certain Series D Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by such Investors of shares of Series D Preferred Stock of the Company;

WHEREAS, the Company and certain of the Investors are parties to that certain Investors’ Rights Agreement, dated July 21, 2006, (the “Prior Agreement”); and

WHEREAS, in order to induce certain of the Investors to enter into the Purchase Agreement and purchase shares of Series D Preferred Stock thereunder, the Company and the Investors have agreed to enter into this Agreement, which amends and restates the Prior Agreement in its entirety.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree that the Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1 Definitions. For purposes of this Section 1:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended.

(c) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) The term “Holder” means any person owning of record, or having the right to acquire, Registrable Securities that have not been sold to the public, or any assignee of record of such Registrable Securities in accordance with Section 1.12 hereof.

(e) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act, with aggregate proceeds of at least fifteen million dollars ($15,000,000) (before deduction of underwriters commissions and expenses) at a public offering price of at least $3.65 (as adjusted for stock splits, stock dividends, combinations and the like).

(f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) The term “Registrable Securities” means (i) the Series A Registrable Securities (as defined below), (ii) the Series B Registrable Securities (as defined below), (iii) the Series C Registrable Securities (as defined below), (iv) the Series D Registrable Securities (as defined below) and (v) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii), and (iv) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned or that have been sold by a person pursuant to a registration statement under the Act covering such Registrable Securities that has been declared effective by the SEC or in an open market transaction under Rule 144. The number of shares of Registrable Securities outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then-exercisable or convertible securities that are, Registrable Securities.

(h) The term “Rule 144” means Rule 144 under the Act.

(i) The term “Rule 144(k)” means subsection (k) of Rule 144 under the Act.

(j) The term “SEC” means the Securities and Exchange Commission.

(k) The term “Series A Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series A Preferred Stock.

(l) The term “Series B Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series B Preferred Stock.

(m) The term “Series C Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series C Preferred Stock.

(n) The term “Series D Registrable Securities” means the Common Stock issuable or issued upon conversion of the Series D Preferred Stock.

1.2 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock (collectively, the “Preferred Stock”) or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement to the same extent as if such transferee were the original Holder hereunder, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances.

(b) Notwithstanding the provisions of subsection (a) above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, (C) a limited liability company transferring to its members, former members or equity holders in accordance with their interest in the limited liability company, (D) a venture capital fund that is transferring to an affiliated venture capital fund or (E) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

1.3 Request for Registration.

(a) Subject to the conditions of this Section 1.3, if the Company shall receive at any time after the earlier of (i) July 10, 2008, or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of fifty percent (50%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.3, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.3, use its best efforts to file, as soon as practicable, and in any event within ninety (90) days of the receipt of such request, a registration statement under the Act covering all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.3(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.3 and the Company shall include such information in the written notice referred to in Section 1.3(a). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by two-thirds in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated as follows: first, to the holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities by all such Holders (including the Initiating Holders) and second, to the other securities to be included in such registration. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 1.3:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

(ii) after the Company has effected two (2) registrations pursuant to this Section 1.3, and such registrations have been declared or ordered effective;

(iii) during the period starting with the date ninety (90) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.4 hereof, unless such offering is the Initial Offering, in which case, ending on a date one hundred eighty (180) days after the effective date of such registration subject to Section 1.4, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective and provided, in the case of a public offering other than the Initial Offering, that the Initiating Holders were permitted to register such shares as requested to be registered pursuant to Section 1.4 hereof without reduction by the underwriter thereof;

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to Section 1.5 hereof; or

(v) if the Company shall furnish to Holders within thirty (30) days after requesting a registration statement pursuant to this Section 1.3, a certificate signed by the

Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period.

1.4 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.4(c), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.8 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.4 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. If the Holders are so limited by the underwriters’ determination, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of Registrable Securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For purposes of the preceding sentences concerning apportionment, for any selling stockholder that is a Holder of Registrable securities and that is a venture capital fund, partnership, limited liability company, or corporation, the affiliated venture capital funds, partners, retired partners, members and stockholders of such Holder, or the estates and family members of any such partners and retired partners, members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.5 Form S-3 Registration. In case the Company shall receive from the Holders of Registrable Securities (for purposes of this Section 1.5, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.5:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $1,000,000;

(iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.5, a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12) month period;

(iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 1.5; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.5 and the Company shall include such information in the written notice referred to in Section 1.5(a). The provisions of Section 1.3(b) shall be applicable to such request (with the substitution of Section 1.5 for references to Section 1.3).

(d) Subject to the foregoing, the Company shall use its best efforts to file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.5 shall not be counted as requests for registration effected pursuant to Section 1.3.

1.6 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed;

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(i) use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

Notwithstanding the provisions of this Section 1, the Company shall upon written notice to the participating Holders be entitled to postpone or suspend, for a reasonable period of time (but in no event exceeding sixty (60) days from such notice) (the “Suspension Period”), the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would:

(i) in the good faith judgment of the Board of Directors of the Company, materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;

(ii) in the good faith judgment of the Board of Directors of the Company, materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii) in the good faith judgment of the Board of Directors of the Company, require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.6, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the duration of the Suspension Period. No more than one (1) such Suspension Period shall occur in any twelve (12) month period and, with respect to the filing of any registration statement, such Suspension Period may only be in lieu of any delay provided for in Section 1.3(c)(v) or Section l.5(b)(iii), as applicable.

1.7 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.8 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.3, 1.4 and 1.5, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one special counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.3 or Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of two-thirds of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.3 or

Section 1.5, the Holders of two-thirds of the Registrable Securities agree to forfeit their right to one (1) demand registration pursuant to Section 1.3 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.3.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws, any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement or any of such other Holder’s partners, members, directors or officers or any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws, any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection 1.10(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder. Without limiting the generality of the foregoing or the generality of the definition of “Violation” contained in subsection 1.10(a), for purposes of this subsection 1.10(b), the term “Violation” shall include the failure by or on behalf of the selling Holder, or any person controlling such Holder, to deliver to any person who purchased shares in the offering from such selling Holder a copy of the most current prospectus, if required by law so to have been delivered at or prior to the written confirmation of the sale of the shares to such person, and if the delivery of the prospectus (as so amended or supplemented) would have cured the defect giving rise to such Violation.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such lass, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.10(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety (90) days after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds at least 100,000 shares of the original Holder’s Registrable Securities, or all of the original Holder’s Registrable Securities, if less than 100,000 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.14 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.13 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the effective date of the registration statement relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held during such period, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Offering; provided however that as to any Holder, such Holder shall not be entitled to registration rights during such earlier time at which such Holder can sell all Registrable Securities held by it during any three (3) month period without registration in compliance with Rule 144 including, without limitation, Rule 144(k).

1.15 Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights on a parity with or senior to those granted to the Holders hereunder.

2. Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Holder (or transferee of a Holder) that holds at least 100,000 shares (as adjusted for stock splits, dividends, combinations and the like with respect to such shares) of Preferred Stock or Registrable Securities (each a “Major Investor”):

(a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”) and certified by independent public accountants of recognized national standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) with respect to the financial statements called for in subsection (b) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(d) annually (and in any event no later than ten (10) days after adoption by the Board of Directors of the Company) the operating plan of the Company, in the form approved by the Board of Directors, which operating plan shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year. Any material changes in such operating plan shall be delivered to each Major Investor as promptly as practicable after such changes have been approved by the Board of Directors.

(e) such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times during normal business hours as may be requested by the Major Investor; provided, however, that at the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it deems in good faith to be a trade secret or similar confidential information.

2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect (i) upon the Initial Offering, (ii) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, or (iii) the Consummation of the merger or consolidation of the Company or a subsidiary of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity in substantially the same relative proportions), whichever event shall first occur.

2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). Except as otherwise set forth herein, each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 3.4 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within fifteen (15) calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Registrable Securities issued and held by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to exercise its rights hereunder to purchase its pro rata portion of the Shares. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) held by all Fully Exercising Investors.

(c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the

Company may, during the forty-five (45) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not sell the Shares within such period, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the shares of Common Stock reserved for issuances to directors, officers, employees and consultants pursuant to such arrangements, contracts or plans recommended by management and approved by the Board of Directors, (ii) the issuance of securities in connection with an acquisition of another business entity by the Company by merger, purchase of substantially all of the assets or other reorganization approved by the Company’s Board of Directors whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of such entity; (iii) the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Company’s Board of Directors, (iv) the Series A Registrable Securities, Series B Registrable Securities, Series C Registrable Securities and Series D Registrable Securities, (v) the issuance of securities in a public offering, (vi) the issuance of securities pursuant to currently outstanding options, warrants, notes, or other rights to acquire securities of the Company, (vii) the issuance of securities in connection with corporate partnering transactions on terms approved by the Board of Directors (including at least the director elected by the holders of Series C Registrable Securities and the director elected by the holders of Series D Registrable Securities), or (viii) stock splits, stock dividends or like transactions. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor and any subsequent offering of Shares if the offer and sale to such Major Investor would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale without any available exemption therefrom.

(e) The right of first offer under this Section 2.4 may not be assigned or transferred, except that (i) such right is assignable by each Major Investor to any affiliated venture capital fund or any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Major Investor, and (ii) such right is assignable between and among Major Investors.

(f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect (i) upon the Initial Offering, or (ii) upon the consummation of the merger or consolidation of the Company or any subsidiary of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity in substantially the same relative proportions), (iii) whichever event shall first occur.

2.5 Proprietary Information and Inventions Agreements. The Company will cause each person now or hereafter employed or engaged by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

2.6 Board of Directors.

(a) Each committee established by the Board of Directors shall include the director elected by the holders of Series D Registrable Securities, unless such director declines to participate. The Company will reimburse the reasonable out-of-pocket expenses (including travel, food and lodging expenses) of each non-employee member of the Board of Directors actually incurred in connection with such member’s attendance of the meetings of the Company’s Board of directors or any committee thereof. The Company shall enter into an indemnification agreement with each of its directors to indemnify such directors to the maximum extent permissible under applicable law in an amount and pursuant to such terms as are approved by the Company’s Board of Directors, but in any event with coverage equal to at least $3,000,000.

(b) The Company and the Investors agrees that Arboretum Ventures (“Arboretum”) shall have the right to have one observer attend all meetings of the Board of Directors in a nonvoting, observer capacity, to receive notice of such meetings and to receive the information provided by the Company to the Board of Directors (the “Observation Rights”). The Company may require as a condition precedent to the Observation Rights of Arboretum that each person proposing to attend any meeting of the Board of Directors as Arboretum’s observer and each person to have access to any of the information provided by the Company to the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and, provided further, that the Company reserves the right not to provide information and to exclude Arboretum (or its representatives) from any meeting or portion thereof if delivery of such information or attendance at such meeting by Arboretum (or its representatives) would result in disclosure of trade secrets to such Investor or its representative or would adversely affect the attorney-client privilege between the Company and its counsel or if Arboretum (or its representatives) is a direct competitor of the Company.

2.7 Limitation on Drag Along Agreements. Any drag-along or equivalent agreement to which the Company and the Holders may become a party in the future shall provide that in no event will any Holder be required to agree to sell any capital stock of the Company unless the liability for indemnification, if any, of such Holder is several, not joint, is pro rata in accordance with such Holder’s relative stock ownership of the Company as of the closing of such sale of the Company, and, except in the case of potential liability for fraud or willful misconduct by such Investor, will not exceed the consideration payable to such Holder, if any, in such sale of the Company.

2.8 Additional Issuances of Capital Stock. The Company will not, without the approval of the Board of Directors (including at least one director elected by the holders of the Series C Registrable Securities), issue any additional shares of Preferred Stock or Common Stock, except for issuances of Common Stock or options to purchase Common Stock under the Company’s equity incentive plans that are approved by the Board of Directors (including at the director elected by the holders of Series C Registrable Securities and the director elected by the holders of Series D Registrable Securities).

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.4 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages or schedules attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.4).

3.5 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.6 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules or exhibits hereto, if any) and the documents delivered pursuant thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes all other agreements with regard thereto, including the Prior Rights Agreement. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of at least two-thirds of the Registrable Securities. Notwithstanding the foregoing, (x) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination or waiver applies to all Holders in the same fashion (it being agreed that a waiver of the provisions of Section 2.4 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion, notwithstanding the fact that certain Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction) and does not treat holders of different series of Preferred Stock differently and (y) Section 2.7 hereof may not be amended without the consent of Novo A/S. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities, each future Holder of all such Registrable Securities, and the Company.

3.7 Severability. If any provision or set of provisions of this Agreement (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

3.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons or partners or former partners or members of a Major Investor shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.9 Facsimile and Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.10 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative

3.11 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.12 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date first above written.

INOGEN, INC.

/s/ Kathy Odell
Kathy Odell
Chief Executive Officer
Address:	120 Cremona Drive, Suite B Goleta, CA 93117 Fax (805) 562-0516

[Signature Page to Inogen, Inc. Fifth Amended and Restated Investor Rights Agreement]

INVESTORS:

Novo A/S

By:	/s/ Urlik Spork
Urlik Spork
Senior Partner

Avalon Ventures VII, L.P.

By:	Avalon Ventures VII GP, L.L.C.
Its:	General Partner

By:	/s/ Kevin J. Kinsella
Kevin J. Kinsella Managing Director

Versant Venture Capital II, L.P. Versant Affiliates Fund II-A, L.P. Versant Side Fund II, L.P.

By:	Versant Ventures II, L.L.C.
Each of Its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D. Managing Director

AMV Partners I, L.P.

By:	Accuitive Medical Ventures, L.L,C.
Its:	General Partner

By:	/s/ Thomas D. Weldon
Name:	Thomas D. Weldon Managing Director

[Signature Page to Inogen, Inc. Fifth Amended and Restated Investor Rights Agreement]

Arboretum Ventures 1, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen Managing Director

Arboretum Ventures 1-A, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen Managing Director

Launch Point Technologies, LLC

By:	/s/ Brad Paden
Brad Paden President

Stephen E. Cooper Family Partnership The Cooper Revocable Trust Dtd 7/26/96

By:	/s/ Stephen E. Cooper
Stephen E. Cooper Trustee

The UCSB Foundation f/b/o The College of Engineering

By:	/s/ Authorized Representative
Name:
Title:

[Signature Page to Inogen, Inc. Fifth Amended and Restated Investor Rights Agreement]

The Delimit Family Revocable Trust, u/t/d 3/6/84

By:	/s/ Charles L. DeHont
Charles L. DeHont Trustee

/s/ Robert C. Bodine
Robert C. Bodine

/s/ Duard Enoch
Duard Enoch

Louis and Bernice Weider Family Trust, u/t/d 12/23/93

By:	/s/ Louis Weider
Louis Weider Trustee

Scar Family Trust u/t/d 1/4/78

By:	/s/ Howard Scar
Howard Scar Trustee

The Raymond Lawrence Henricksen and Susan Lynn Henricksen Living Trust u/t/d 9/17/90

By:	/s/ Raymond Lawrence Henricksen
Raymond Lawrence Henricksen Trustee

[Signature Page to Inogen, Inc. Fifth Amended and Restated Investor Rights Agreement]

Debcor Corp. Defined Benefit Pension Plan

By:	/s/ Richard H. Childress
Richard H. Childress Trustee

/s/ John Petote
John Petote

/s/ M. Lynn Brewer
M. Lynn Brewer

[Signature Page to Inogen, Inc. Fifth Amended and Restated Investor Rights Agreement]

SCHEDULE A

LIST OF INVESTORS

	No. of Shares of Preferred Stock
Investor Name and Address	Series A	Series B	Series C	Series D
LAUNCH POINT TECHNOLOGIES, LLC (f/k/a Magnetic Moments, LLC) * *	400,000			39,569
AVALON VENTURES VII, L.P. * *				5,486,351
AMV PARTNERS, I, L.P. Accuitive Medical Ventures * *			4,266,212	3,577,266
VERSANT VENTURE CAPITAL II, L.P. * *		9,826,700	4,836,671	14,824,980
VERSANT AFFILIATES FUND II-A, L.P. * *		186,484	91,787	281,336
VERSANT SIDE FUND II, L.P. * *		87,826	43,228	132,497
DUARD ENOCH * *		131,877	34,130	42,469
THE DEHONT FAMILY REVOCABLE TRUST * *		290,641	137,153
ROBERT C. BODINE * *		194,411
LOUIS AND BERNICE WEIDER FAMILY TRUST * *		161,656	76,285	289,958
SCAR FAMILY TRUST * *		128,888
THE HENRICKSEN LIVING TRUST DATED OCTOBER 20TH, 2003 * *		261,207
DEBCOR CORP. DEFINED BENEFIT PENSION PLAN * *		128,417	60,599	71,806

A-1

	No. of Shares of Preferred Stock
Investor Name and Address	Series A	Series B	Series C	Series D
JOHN PETOTE * *		127,559	60,195	75,110
M. LYNN BREWER * *		255,782	120,703	64,453
THE COOPER REVOCABLE TRUST DTD 7/26/96, STEPHEN E. COOPER AND SUSAN D. COOPER TRUSTEES * *	1,450,000	911,375	100,000	543,416
THE STEPHEN E. COOPER FAMILY PARTNERSHIP * *			406,945	10,000
DANIEL THOMAS * *			5,000
THE UCSB FOUNDATION F/B/O THE COLLEGE OF ENGINEERING * *	150,000
ARBORETUM VENTURES 1, LLC * *				1,438,356
ARBORETUM VENTURES 1-A, LLC * *				958,904
NOVO A/S * * *				10,958,904

A-2

FOURTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS FOURTH AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (the Agreement”) is entered into as of the 28th day of November, 2006, by and among Inogen, Inc., a Delaware corporation (the “Company”), the parties listed on the Schedule of Investors attached as Schedule A hereto (each, an “Investor” and, collectively, the “Investors”), and the parties listed on the Schedule of Founders attached as Schedule B hereto (the “Founders”). The Company, the Founders and the Investors are individually each referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.” The shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock may be referred to herein as the “Preferred Stock.”

RECITALS:

WHEREAS, each Founder is the beneficial owner of the number of shares of Common Stock of the Company set forth opposite his/her name on Schedule B hereto; and

WHEREAS, the Company, the Founders, and certain of the Investors are parties to that certain Third Amended and Restated Right of First Refusal and Co-Sale Agreement, dated July 21, 2006 (the “Prior Agreement”); and

WHEREAS, pursuant to the Series D Preferred Stock Purchase Agreement, dated as of the date hereof, the Company has proposed to sell additional shares of Series D Preferred Stock to the Investors, and it is a condition to the parties’ obligations under such agreement that the Company, the Founders, and the Investors enter into this Agreement, which amends and restates the Prior Agreement in its entirety.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto agree as follows:

1. Definitions. For the purposes of this Agreement

(a) “Delivery” shall be deemed to have been made in accordance with Section 6 below.

(b) The term “Equity Securities” means any securities now owned or subsequently acquired by a Founder (or a transferee in accordance with Section 2.4 herein) having voting rights in the election of the Board of the Company, or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable for any shares of the foregoing.

(c) The term “Holder” means any Investor who holds at least 200,000 shares of Preferred Stock, or 200,000 shares of Common Stock (issued or issuable upon conversion of the Preferred Stock of the Company (in each of the foregoing cases as adjusted for stock splits, dividends and the like with respect to such series or class of stock) and their permitted transferees pursuant to Section 3 hereof.

(d) The term “Parties” means the Company, the Investors and the Founders.

(e) The term “Transfer” shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers pursuant to divorce or legal separation, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary, involuntarily or by operation of law, directly or indirectly, of any of the Equity Securities.

2. Agreements Among the Company, the Investors and the Founders.

2.1 Rights of Refusal.

(a) Transfer Notice. If at any time a Founder proposes to Transfer Equity Securities (a “Selling Founder”), then the Selling Founder shall promptly give the Company and each Holder Written notice of the Selling Founder’s intention to make the Transfer (the “Transfer Notice”). The Transfer Notice shall include (i) a description of the Equity Securities to be transferred (“Offered Shares’), (ii) the name(s) and address(es) of the prospective transferee(s), (iii) the consideration and (iv) the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Founder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. In the event that the transfer is being made pursuant to the provisions of Section 2.4, the Transfer Notice shall state under which specific subsection the Transfer is being made.

(b) Company’s Right of First Refusal. The Company shall have an option for a period of ten (10) days from Delivery of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all (or any portion of) the Offered Shares by notifying the Selling Founder in writing before expiration of the ten (10) day period as to the number of such shares that it wishes to purchase. If the Company gives the Selling Founder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after Delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 2.1(e). If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section 2.1(b) within the ten (10) day period, the remaining Offered Shares shall be subject to the options granted to the Holders pursuant to subsection 2.1(d).

(c) Additional Transfer Notice. Subject to the Company’s right set forth in Section 2.1(b), if at any time the Selling Founder proposes a Transfer, then, within five (5) days after the Company has declined to purchase all, or a portion of, the Offered Shares, the Selling Founder shall give each Holder an “Additional Transfer Notice” that shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase and briefly describe the Holders’ rights of first refusal and co-sale rights with respect to the proposed Transfer.

(d) Holders’ Right of First Refusal.

(i) Each Holder shall have an option for a period of fifteen (15) days from the Delivery of the Additional Transfer Notice from the Selling Founder set forth in Section12.1(c) to elect to purchase its respective pro rata share of the Offered Shares covered by the Additional Transfer Notice at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each Holder may exercise such purchase option (a “Participating Holder” for the purposes of Section 2.1(d) and 2.1(e)) and, thereby, purchase all or any portion of his, her or its pro rata share of the Offered Shares covered by the Additional Transfer Notice, by notifying the Selling Founder and the Company in writing, before expiration of the fifteen (15) day period as to the number of such shares that he, she or it wishes to purchase (the “Participating Holder Notice”). Each Holder’s pro rata share of the Offered Shares covered by the Additional Transfer Notice shall be a fraction of such shares, of which the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of shares of Preferred Stock (“Preferred Shares”) owned by such Holder on the date of the Transfer Notice shall be the numerator and the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) held by all Holders on the date of the Transfer Notice shall be the denominator.

(ii) Holder’s Right of Oversubscription. In the event any Holder elects not to purchase its pro rata share of the Offered Shares available pursuant to its rights under subsection 2.1(d)(i) within the time period set forth therein, then the Selling Founder shall promptly give written notice to each of the Participating Holders (the “Overallotment Notice”), which shall set forth the number of Offered Shares not purchased by the other Holders, and shall offer the Participating Holders the right to acquire the unsubscribed shares. Each Participating Holder shall have five (5) days after Delivery of the Overallotment Notice to deliver a written notice to the Selling Founder (the “Participating Holders Overallotment Notice”) of its election to purchase its pro rata share o the unsubscribed shares on the same terms and conditions as set forth in the Additional Transfer Notice. For purposes of this Section 2.1(d)(ii), the denominator described in clause (i) of this subsection 2.1(d) shall be the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by all Participating Holders who elected to purchase their pro rata of unsubscribed shares. Each Participating Holder shall be entitled to apportion the Offered Shares to be purchased among its partners and affiliates (including in the case of a venture capital fund other venture capital funds affiliated with such fund), provided that such Participating Holder notifies the Selling Founder of such allocation.

(e) Payment.

(i) The Participating Holders shall effect the purchase of the Offered Shares with payment by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after Delivery to the Company of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 2.1(e).

(ii) Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company (or the Participating Holders) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Selling Founder and the Company (or the Participating Holders) cannot agree on such cash value within ten (10) days after Delivery to the Company of the Transfer Notice (or the Delivery of the Additional Transfer Notice to the Holders), the valuation shall be made by an appraiser of recognized standing selected by the Selling Founder and the Company (or the Participating Holders) or, if they cannot agree on an appraiser within twenty (20) days after Delivery to the Company of the Transfer Notice (or the Delivery of the Additional Transfer Notice to the Holders), each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Founder and the Company (or the Participating Holders), with half of the cost borne by the Company and the Participating Holders pro rata by each, based on the number of shares such parties are purchasing pursuant to this Section 2. If the time for the closing of the Company’s purchase or the Participating Holders purchase has expired prior to the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

2.2 Right of Co-Sale.

To the extent the Company and the Holders do not exercise their respective rights of refusal as to all of the Offered Shares pursuant to Section 2.1, then the Selling Founder shall deliver to the Company and each Holder written notice (the “Co-Sale Notice”) and each Holder (a “Selling Holder” for purposes of this Section 2.2) that notifies the Selling Founder in writing within twenty (20) days after Delivery of the Co-Sale Notice shall have the right to participate in such sale of Equity Securities on the same terms and conditions as specified in the Transfer Notice. Such Selling Holder’s notice to the Selling Founder shall indicate the number of shares of capital stock of the Comps y that the Selling Holder wishes to sell under his, her or its right to participate. To the extent one or more of the Holders exercise such right of participation in accordance with the terms and conditions set forth below, the number of shares of Equity Securities that the Selling Founder may sell in the Transfer shall be correspondingly reduced.

(a) Each Selling Holder may sell all or any part of that number of shares of capital stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Equity Securities covered by the Transfer Notice that have not been subscribed for pursuant to Section 2.1 by (ii) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned y the Selling Holder on the date of the Transfer Notice and the denominator of which is the total n tuber of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by the Selling Founder and all of the Selling Holders on the date of the Transfer Notice.

(b) Each Selling Holder shall effect its participation in the sale by promptly delivering to the Selling Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i) the type and number of shares of capital stock of the Company that such Selling Holder elects to sell; or

(ii) that number of shares of capital stock of the Company that are at such time convertible into the number of shares of Common Stock that such Selling Holder elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of shares of capital stock of the Company in lieu of Common Stock, such Selling Holder shall convert such shines of capital stock of the Company into Common Stock and deliver Common Stock as provided in this Section 2.2. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

(c) The stock certificate or certificates that the Selling Holder delivers to the Selling Founder pursuant to this Section 2.2(c) shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Founder shall promptly thereafter remit to such Selling Holder that portion of the sale proceeds to which such Selling Holder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Selling Holder exercising its rights of co-sale hereunder, the Selling Founder shall not sell to such prospective purchaser or purchasers any Equity Securities unless and until, simultaneously with such sale, the Selling Founder shall purchase such shires or other securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

2.3 Non-Exercise of Rights. To the extent that the Company and the Holders have not exercised their rights to purchase the Offered Shares within the time periods specified in Section 2.1 and the Holders have not exercised their rights to participate in the sale of the Offered Shares subject to the Co-Sale Notice within the time periods specified in Section 2.2, the Selling Founder shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Shares free and clear of subsequent rights of first refusal and co-sale rights under this Agreement. In the event Selling Founder does not consummate the sale or disposition of the Offered Shares within the sixty (60) day period from the expiration of these rights, the Company’s first refusal rights and the Holders’ first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Selling Founder and the provisions of Sections 2.1 and 2.2 shall again be applicable until such right 1apses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company and the Holders under this Section 2 to purchase Equity Securities from the Selling Founder or participate in sales of Equity Securities by the Selling Founder shall not adversely affect their rights to make subsequent purchases from the Selling Founder of Equity Securities or subsequently participate in sales of Equity Securities by the Selling Founder.

2.4 Limitations to Rights of Refusal and Co-Sale. Notwithstanding the provisions of Section 2.1 and 2.2 of this Agreement, the first refusal rights of the Company and first refusal and co-sale rights of the Holders shall not apply to (a) the Transfer of Equity Securities to another Founder, any spouse or member of Founder’s immediate family or other close relatives of such Founder, or to or by a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of the Founder’s spouse or members of the Founder’s immediate family, or to a trust for the Founder’s own self, or a charitable remainder trust, or any bona fide gift, (b) the sale by a Founder (as a selling stockholder) of any Equity Securities in a firm commitment underwritten initial public offering by the Company of shares of its common stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in an offering with aggregate gross cash proceeds to the Company of not less than $15,000,000 (before deduction of underwriters’ commissions and expenses) at a public offering price per share of not less than $3.65 (as adjusted for stock splits, stock dividends, combinations and the like) (a “Qualified IPO”), (c) any pledge of Equity Securities made pursuant to a bona fide loan transaction that creates a mere security interest, and (d) any transfer of Equity Securities pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations; provided, however, that in the event of any transfer made pursuant to one of the exemptions provided by clauses (a), (b) and (c), (i) the Founder shall inform the Investors of such Transfer prior to effecting it and (ii) each such transferee or assignee, prior to the completion of the Transfer, shall have executed documents assuming the obligations of the Founder under this Agreement with respect to the transferred Equity Securities. Such transferred Equity Securities shall remain “Equity Securities” hereunder, and such pledgee, transferee or donee shall be treated as the “Founder” for purposes of this Agreement.

2.5 Prohibited Transfers.

(a) Except as otherwise provided in this Agreement, each Founder will not sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way, all of or any part of or any interest in the Equity Securities. Any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition of Equity Securities not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(b) In the event the Founder should sell any Equity Securities in contravention of the rights of first refusal of the Holders under Section 2.1 (a “Prohibited Transaction”), the Holders shall have the option to purchase from the pledgee, purchaser or transfer e of the Equity Securities transferred in violation of Section 2.1, the number of shares that the

Holders would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 2.1 hereof, on the following terms and conditions:

(i) the price per share at which the shares are to be purchased by the Holder shall be equal to the price per share paid to such Founder by the third party purchaser or purchasers of such Equity Securities that is subject to the Prohibited Transaction; and

(ii) the Founder effecting such Prohibited Transaction shall reimburse the Holder for any expenses, including legal fees and expenses, incurred in effecting such purchase.

(c) In the event the Founder should sell any Equity Securities in contravention of the co-sale rights of the Holders under Section 2.2 (a “Prohibited Transfer”), the Holders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below under subsection (d), and the Founder shall be bound by the applicable provisions of such option.

(d) In the event of a Prohibited Transfer, each Holder shall have the right to sell to the Founder the type and number of shares of Equity Securities equal to the number of shares each Holder would have been entitled to transfer to the third-party transferee(s) under Section 2.2 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share at which the shares are to be sold to the Founder shall be equal to the price per share paid by the third-party transferee(s) to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Holder for any and all fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Holder’s rights under Section 2.2.

(ii) Within ninety (90) days after the later of the dates on which the Holder (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Holder shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Founder shall, upon receipt of the certificate or certificates for the shares to be sold by a Holder, pursuant to this Section 2.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in subparagraph 2.5(d)(i), in cash or by other means acceptable to the Holder.

3. Assignments and Transfers; No Third Party Beneficiaries. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of the Holders hereunder are only assignable (i) by each of such Holders to any other Holder, (ii) to a partner, former partner, member, affiliate or equity holder of such Holder, or the estate of such partner, former partner, member, affiliate or equity holder, (iii) to an assignee or transferee who acquires all of the Preferred Shares, or all of the Common Stock issuable upon conversion of Preferred Shares, purchased by a Holder, or (iv) to an assignee or transferee who acquire at least 200,000 of Preferred Shares or Common Stock issuable upon conversion of Preferred Shares. For purposes of giving notice under Sections 2.1 and 2.2 hereunder, the holdings of transferees and assignees of a partnership or limited liability company who are limited partners, partner, or retired partners, members or retired members of such partnership or limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners or spouses) who acquire such shares by gift, will or intestate succession) shall be aggregated together and need only be given to such partnership or limited liability company unless such entity or individual acquires at least 200,000 Preferred Shares or Common Stock issuable upon conversion of Preferred Shares.

4. Legend.

(a) Each existing or replacement certificate for shares now owned or hereafter acquired by any Founder shall bear the following legend upon its face:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT BY AND BETWEEN THE CORPORATION AND CERTAIN HOLDERS OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.”

The legend referred to above shall be removed upon termination of this Agreement in accordance with the provisions of Section 8 below.

(b) The Founders agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4(a) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed at the request of any Founder following termination of this Agreement.

5. Effect of Change in Company’s Capital Structure. Appropriate adjustments shall be made in the number and class of shares in the event of a stock dividend, stock split, reverse stock split, combination, reclassification or like change in the capital structure of the Company. If, from time to time, the Company pays a stock dividend or effects a stock split or other change in the character or amount of any of the outstanding stock of the Company, then in such event any and all new, substituted or additional securities to which the Founder is entitled by reason of the Founder’s ownership of Equity Securities shall be immediately subject to the rights and obligations set forth in Section12 with the same force and effect as the stock subject to such rights immediately before such event.

6. Notices. All notices and other communications given or made pursuant hereto shall be in Writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages or schedules attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6).

7. Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Each Founder agrees to cooperate affirmatively with the Company, the Investors and the Holders, and to the extent reasonably requested by the Company, the Investors or the Holders, to enforce rights and obligations pursuant hereto.

8. Term. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the Company’s Qualified TO, (b) the consummation of the merger or consolidation of the Company or a subsidiary of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity in substantially the same relative proportions), (c) a liquidation, dissolution or winding up of the Company or (d) with respect to each Investor, the point in time when such Investor, together with its permitted transferees and assigns, no longer Owns at least 200,000 shares of Common Stock issuable or issued upon conversion of the Preferred Stock of the Company.

9. Entire Agreement. This Agreement and any other documents delivered pursuant hereto contain the entire understanding of the parties hereto with respect to the subject matter hereof, supersedes all other agreements between or among any of the parties with respect to the subject matter hereof.

10. Governing Law. This Agreement shall be interpreted under the laws of the State of California without reference to California conflicts of law provisions.

11. Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company, Founders holding at least a majority of the voting power of all Equity Securities of the Company then held by the Founders, and Investors holding at least two-thirds of the outstanding shares of Preferred Stock of the Company (or Common Stock issued upon the conversion thereof) held by all Investors, voting together as a single class on an as-converted to Common Stock basis. Notwithstanding the foregoing, (x) the consent of the Founders shall not be required for any amendment or waiver if such amendment or waiver does not apply to or otherwise materially increase the obligations or materially and adversely impact the rights of the Founders and (y) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor without the written consent of such Investor unless such amendment, termination or waiver applies to all similarly situated Investors in the same fashion and does not treat holders of different series of Preferred Stock differently. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Founder and all Holders and their respective successors and assigns.

12. Severability. If any provision or set of provisions of this Agreement (or any portion thereof is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

13. Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

14. Aggregation of Stock. For the purposes of determining the availability of any rights under is Agreement, (a) the holdings of transferees and assignees of an individual, a partnership or a limited liability company who are spouses, ancestors, lineal descendants or siblings of such individual, partners or retired partners of such partnership or partnerships affiliated with such transferring or assigning partnership or members or retired members of such limited liability company or limited liability companies affiliated with such transferring or assigning limited liability company (including spouses and ancestors, lineal descendants and siblings of such partners or members or spouses who acquire Common Stock by gift, will or intestate succession) and (b) the holdings of entities or persons affiliated with such individual, partnership or limited liability company shall be aggregated together with the individual, partnership or limited liability company, as the case may be, for the purpose of exercising any rights or taking any action under this Agreement.

15. Conflict with Other Rights of First Refusal. Each of the Founder(s) has entered into a Restricted Stock Purchase Agreement with the Company, which agreement contains a right of first refusal provision in favor of the Company. For so long as this Agreement remains in existence, the right of first refusal provisions contained in this Agreement shall supersede the right of first refusal provisions contained in the Founder’s Restricted Stock Purchase Agreement; provided, however, that the other provisions of the Founder’s Restricted Stock Purchase Agreement shall remain in full force and effect. If, however, this Agreement shall terminate, the right of first refusal provisions contained in the Founder’s Restricted Stock Purchase Agreement shall be in full force and effect in accordance with their terms.

16. Facsimile and Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

17. Conditions to Exercise of Rights. Exercise of the Investors’ rights under this Agreement shall be subject to and conditioned upon, and the Founders and the Company shall use their best efforts to assist each Investor in, compliance with applicable laws.

18. Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement as of the date first written above.

INOGEN, INC.

/s/ Kathy Odell
Kathy Odell Chief Executive Officer

FOUNDERS:

/s/ Byron Myers
Byron Myers

/s/ Alison Perry
Alison Perry

/s/ Brenton Taylor
Brenton Taylor

/s/ Kathy Odell
Kathy Odell

[Signature Page to Inogen, Inc. Fourth Amended & Restated Right of First Refusal and Co-Sale Agreement]

INVESTORS:

Novo A/S

By:	/s/ Urlik Spork
Urlik Spork Senior Partner

Avalon Ventures VII, L.P.

By:	Avalon Ventures VII GP, L.L.C.
Its:	General Partner

By:	/s/ Kevin J. Kinsella
Kevin J. Kinsella Managing Director

Versant Venture Capital II, L.P. Versant Affiliates Fund II-A, L.P. Versant Side Fund II, L.P.

By:	Versant Ventures II, L.L.C.
Each of Its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D. Managing Director

AMV Partners I, L.P.

By:	Accuitive Medical Ventures, L.L.C.
Its:	General Partner

By:	/s/ Charles Larsen
Name:
Managing Director

[Signature Page to Inogen, Inc. Fourth Amended & Restated Right of First Refusal and Co-Sale Agreement]

Arboretum Ventures 1, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen Managing Director

Arboretum Ventures 1-A, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen Managing Director

Launch Point Technologies, LLC

By:	/s/ Brad Paden
Brad Paden President

Stephen E. Cooper Family Partnership The Cooper Revocable Trust Dtd 7/26/96

By:	/s/ Stephen E. Cooper
Stephen E. Cooper Trustee

The UCSB Foundation f/b/o The College of Engineering

By:	/s/ Authorized Representative
Name:
Title:

[Signature Page to Inogen, Inc. Fourth Amended & Restated Right of First Refusal and Co-Sale Agreement]

The DeHont Family Revocable Trust, u/t/d 3/6/84

By:	/s/ Charles L. DeHont
Charles L. DeHont Trustee

/s/ Robert C. Bodine
Robert C. Bodine

/s/ Duard Enoch
Duard Enoch

Louis and Bernice Weider Family Trust, u/t/d 12/23/93

By:	/s/ Louis Weider
Louis Weider Trustee

Scar Family Trust u/t/d 1/4/78

By:	/s/ Howard Scar
Howard Scar Trustee

The Raymond Lawrence Henricksen and Susan Lynn Henricksen Living Trust u/t/d 9/17/90

By:	/s/ Raymond Lawrence Henricksen
Raymond Lawrence Henricksen Trustee

[Signature Page to Inogen, Inc. Fourth Amended & Restated Right of First Refusal and Co-Sale Agreement]

Debcor Corp. Defined Benefit Pension Plan

By:	/s/ Richard H. Childress
Richard H. Childress Trustee

/s/ John Petote
John Petote

/s/ M. Lynn Brewer
M. Lynn Brewer

Numenor Ventures, LLC

By:	/s/ R. Scott Greer
R. Scott Greer, Managing Director

[Signature Page to Inogen, Inc. Fourth Amended & Restated Right of First Refusal and Co-Sale Agreement]

SCHEDULE A

SCHEDULE OF INVESTORS

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D
LAUNCH POINT TECHNOLOGIES, LLC (f/k/a Magnetic Moments, LLC) * *	400,000			39,569
AVALON VENTURES VII, L.P. * *				5,486,351
AMV PARTNERS, LLP Accuitive Medical Ventures * *			4,266,212	3,577,266
VERSANT VENTURE CAPITAL II, L.P. * *		9,826,700	4,836,671	14,824,980
VERSANT AFFILIATES FUND II-A, L.P. * *		186,484	91,787	281,336
VERSANT SIDE FUND II, L.P. * *		87,826	43,228	132,497
DUARD ENOCH * *		131,877	34,130	42,469
THE DEHONT FAMILY REVOCABLE TRUST * *		290,641	137,153
ROBERT C. BODINE * *		194,411

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D
LOUIS AND BERNICE WEIDER FAMILY TRUST * *		161,656	76,285	289,958
SCAR FAMILY TRUST * *		128,888
THE HENRICKSEN LIVING TRUST DATED OCTOBER 20th, 2003 * *		261,207
DEBCOR CORP. DEFINED BENEFIT PENSION PLAN * *		128,417	60,599	71,806
JOHN PETOTE * *		127,559	60,195	75,110
M. LYNN BREWER * *		255,782	120,703	64,453
THE COOPER REVOCABLE TRUST DTD 7/26/96 STEPHEN E. COOPER AND SUSAN D. COOPER TRUSTEES * *	1,450,000	911,375	100,000	543,416
THE STEPHEN E. COOPER FAMILY PARTNERSHIP * *			406,945	10,000
DANIEL THOMAS * *			5,000

Investor Name and Address	No. of Shares of Preferred Stock
	Series A	Series B	Series C	Series D
THE UCSB FOUNDATION F/B/O THE COLLEGE OF ENGINEERING * * *	150,000
ARBORETUM VENTURES 1-A, LLC * *				1,438,356
ARBORETUM VENTURES 1-A, LLC * *				958,904
NOVO A/S * * *				10,958,904
NUMENOR VENTURES, LLC * *				1,027,397

SCHEDULE B

SCHEDULE OF FOUNDERS

Founder	Number of Shares
Byron Myers	700,000
Alison Perry	700,000
Brenton Taylor	700,000
Kathy Odell	1,600,000

FOURTH AMENDED AND RESTATED VOTING AGREEMENT

THIS FOURTH AMENDED AND RESTATED VOTING AGREEMENT (the “Agreement”) is made and entered into as of November 28, 2006, by and among Inogen, Inc., a Delaware corporation (the “Company”), the parties listed on the Schedule of Investors attached as Schedule A hereto (each, an “Investor” and collectively, the “Investors”), and the parties listed on the Schedule of Founders attached as Schedule B hereto (the “Founders”). The Company, the Founders and the Investors are individually each referred to herein as a “Party” and are collectively referred to herein as the “Parties.” The Company’s Board of Directors is referred to herein as the “Board.” The shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock may be referred to herein as the “Preferred Stock.”

WITNESSETH:

WHEREAS, the Company and certain of the Investors have entered into that certain Series D Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”), which provides for, among other things, the purchase by such Investors of shares of Series D Preferred Stock;

WHEREAS, the Company, the Founders and certain of the Investors are parties to that certain Third Amended and Restated Voting Agreement, dated July 21, 2006 (the “Prior Agreement”), which sets forth terms and provisions regarding the designation of individuals who will serve on the Board and the voting of shares for the purpose of electing directors of the Company; and

WHEREAS, in order to induce the Investors to enter into the Purchase Agreement and purchase shares of Series D Preferred Stock thereunder, the Company, the Founders, and the Investors have agreed to enter into this Agreement, which amends and restates the Prior Agreement, with the Investors.

NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and the Parties further agree as follows:

1. Agreement to Vote. Each Investor, as a holder of Preferred Stock, hereby agrees to hold all of the shares of Preferred Stock and any other voting securities of the Company subsequently acquired by such Investor (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. Each Founder, as a holder of Common Stock of the Company, hereby agrees to hold all of the shares of Common Stock and any other voting securities of the Company subsequently acquired by such Founder (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (collectively, the “Founder Shares”) subject to, and to vote the Founder Shares at a regular or special meeting of stockholders (or by written consent) in accordance with, the provisions of this Agreement. The Investor Shares and the Founder Shares are sometimes collectively referred to herein as the “Shares.”

2. Board Size. Each Investor and Founder shall vote at a regular or special meeting of stockholders (or by written consent) the Investor Shares or Founder Shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set at five (5), provided, however, that the Board of Directors may, upon unanimous consent, increase the size of the Board to be set at six (6), whereafter each Investor and Founder shall vote at a regular or special meeting of stockholders (or by written consent) the Investor Shares or Founder Shares that they own (or as to which they have voting power) to ensure that the size of the Board shall be set at six (6).

3. Election of Directors. On all matters relating to the election of directors of the Company, the Parties agree to vote all capital stock of the Company held by them (or the holders thereof shall consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect members of the Company’s Board as follows:

(a) Pursuant to the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Restated Certificate”), the holders of the Series A Preferred Stock, voting together as a separate class, are entitled to elect one (1) director of the Company (such director, the “Series A Director”). At each election of directors in which the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect the Series A Director, and so long as Stephen Cooper continues to hold at least fifty percent (50%) of the total issued and outstanding shares of Series A Preferred Stock, the Parties shall vote all of their Shares so as to elect one individual nominated by Stephen Cooper, which individual initially shall be Stephen Cooper.

(b) Pursuant to the Company’s Restated Certificate, the holders of the Series B Preferred Stock, voting together as a separate class, are entitled to elect one (1) director of the Company (such director, the “Series B Director”). At each election of directors in which the holders of Series B Preferred Stock, voting as a separate class, are entitled to elect the Series B Director, and so long, as Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P., and Versant Side Fund II, L.P. or their respective affiliates or transferees (collectively, “Versant”) continue to hold more than fifty percent (50%) of the total issued and outstanding shares of Series B Preferred Stock, the Parties shall vote all of their Shares so as to elect one individual nominated by Versant, which individual initially shall be Bill Link.

(c) Pursuant to the Company’s Restated Certificate, the holders of the Series C Preferred Stock, voting together as a separate class, are entitled to elect one (1) director of the Company (such director, the “Series C Director”). At each election of directors in which the holders of Series C Preferred Stock, voting as a separate class, are entitled to elect the Series C Director, and so long as AMV Partners I, L.P., or its affiliates or transferees (collectively, “Accuitive”) continue to hold more than fifty percent (50%) of the shares of Series C Preferred Stock initially issued to Accuitive, the Parties shall vote all of their Shares so as to elect one individual nominated by Accuitive, which individual initially shall be Charles Larsen.

(d) Pursuant to the Company’s Restated Certificate, the holders of the Series D Preferred Stock, voting together as a separate class, are entitled to elect one (1) director of the Company (such director, the “Series D Director”). At each election of directors in which the holders of Series D Preferred Stock, voting as a separate class, are entitled to elect the Series D Director, and so long, as Novo A/S, or its affiliates or transferees (collectively, “Novo”) continue to hold more than fifty percent (50%) of the shares of Series D Preferred Stock initially issued to Novo, the Parties shall vote all of their Shares so as to elect one individual nominated by Novo, which individual initially shall be Heath Lukatch.

(e) Pursuant to the Company’s Restated Certificate, the holders of Common Stock, the holders of Series A Preferred Stock, the holders of Series B Preferred Stock, the holders of Series C Preferred Stock and the holders of Series D Preferred Stock, voting together as a single class, on an as converted to common stock basis, have the right to elect the remaining directors (such directors, the “Remaining Directors”). At each election of directors in which the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, are entitled to elect the Remaining Director, the Parties shall vote all of their respective Shares so as to elect:

(i) one (1) Remaining Director who shall be the individual then serving as the Company’s Chief Executive Officer, which individual initially shall be Kathy Odell; and

(ii) in the event that the size of the Board is increased to six members as provided in Section 2 hereof, one (1) Remaining Director nominated jointly by the Series A Director, Series 13 Director, Series C Director, Series D Director and the other Remaining Director, which nominee shall be a non-employee director with industry knowledge and experience.

4. Removal; Vacancy. Each of the Parties agrees to vote his, her or its Shares and take such other actions as are necessary (including, without limitation, executing written consents of stockholders), for the removal of any director upon the request of the Party entitled under this Agreement to designate such director pursuant to the provisions of Sections 3(a), (b), (c), (d) and (e) hereof (collectively, the “Designees”). Any such removal shall create a vacancy and any such vacancy, as well as any vacancy created by the death or resignation of a director designated pursuant to the provisions of Sections 3(a), (b), (c), (d) and (e) hereof, shall be filled in accordance with Sections 3(a), (b), (c), (d) and (e) hereof.

5. Legend on Share Certificates. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE ISSUER), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

6. Covenants of the Company. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Parties hereto assuming conversion of all outstanding securities in order to protect the rights of the Parties hereunder against impairment.

7. No Liability for Election of Recommended Directors. Neither any of the Parties nor any officer, director, stockholder, partner, member, employee or agent of any such Party, makes any representation or warranty as to the fitness or competence of the nominee of any Party hereunder to serve on the Company’s Board by virtue of such Party’s execution of this Agreement or by the act of such Party in voting for such nominee pursuant to this Agreement.

8. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

9. Execution by the Company. The Company agrees that it will cause all certificates evidencing the Shares to bear the legend required by Section 5 herein, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing the Shares upon written request from such holder to the Company at its principal office. The Parties hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5 herein and/or failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 5 shall not affect the validity or enforcement of this Agreement.

10. Cumulative Voting. In the event that any stockholder of the Company exercises any right to cumulate its votes in connection with any election of directors, the Parties shall coordinate their voting to ensure that the maximum number of Designees is elected to the Board of Directors. In determining the maximum number of Designees which may be ensured election, the parties hereto shall assume that all outstanding Shares are voted and shall assume that any Shares held by persons who are not parties to this Agreement will vote their Shares for candidates other than the Designees.

11. Irrevocable Proxy. To secure the Parties obligations to vote the Shares in accordance with this Agreement, each Party hereby appoints the Chief Executive Officer of the Company, or such other person as may be designated from time to time by a majority of the Board, as such Party’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of the Shares in favor of and consistent with the matters set forth in Section 3 hereof (as applicable) if, and only if, such Party fails to vote all of such Party’s Shares in accordance with the applicable provisions of this Agreement. The proxy and power granted by each Party pursuant to this Section 11 are coupled with an interest and are given to secure the performance of such Party’s duties under this Agreement. Each such proxy will be irrevocable for the term hereof. The proxy, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of Shares and, so long as any party hereto is an entity, will survive the merger or dissolution of such Party or any other entity holding any Shares.

12. Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

13. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on Schedule A hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 13).

14. Term. This Agreement shall terminate and be of no further force or effect upon (a) the date of the closing of a Qualified Public Offering (as defined in the Restated Certificate as in effect on the date hereof), (b) the consummation of the merger or consolidation of the Company or a subsidiary of the Company with or into another entity (except one in which the holders of capital stock of the Company as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), or (c) a liquidation, dissolution or winding up of the Company.

15. Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

16. Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all Parties to this Agreement (either generally or in a particular circumstance and either retroactively or prospectively) with the written consent of the Company, the Investors holding Investor Shares representing at least two-thirds of the voting power of all Investor Shares then held by the Investors, and Founders then employed by the Company holding at least a majority of the voting power of all Founder Shares then held by Founders then employed by the Company. Notwithstanding the foregoing, (a) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Investor or Founder without the written consent of such Investor or Founder unless such amendment, termination or waiver applies to all Investors and Founders, respectively, in the same fashion, (b) the right of Stephen Cooper to designate a director pursuant to Section 3(a) may not be amended, terminated or waived without the written consent of Stephen Cooper so long as Stephen Cooper continues to hold more than 50% of the total issued and outstanding shares of Series A Preferred Stock, (c) the right of Versant to designate a director pursuant to Section 3(b) may not be amended, terminated or waived without the written consent of Versant so long as Versant or its permitted transferees, affiliates, and assigns continues to hold more than 50% of the total issued and outstanding shares of Series B Preferred Stock, (d) the right of

Accuitive or its permitted transferees, affiliates, and assigns to designate a director pursuant to Section 3(c) may not be amended, terminated or waived without the written consent of Accuitive so long as Accuitive or its permitted transferees, affiliates, and assigns continues to hold more than 50% of the shares of Series C Preferred Stock initially issued to Accuitive, (e) the right of Novo or its permitted transferees, affiliates, and assigns to designate a director pursuant to Section 3(d) may not be amended, terminated or waived without the written consent of Novo so long as Novo or its permitted transferees, affiliates, and assigns continues to hold more than 50% of the shares of Series D Preferred Stock initially issued to Novo, and (f) the consent of the Founders shall not be required for any amendment or waiver if such amendment or waiver does not apply to or materially increase the obligations, or materially and adversely impact the rights, of the Founders. Any amendment or waiver so effected shall be binding upon all the Parties. No waivers of any breach of this Agreement extended by any Party hereto to any other party shall be construed as a waiver of any rights or remedies of any other Party hereto or with respect to any subsequent breach.

17. Stock Splits, Stock Dividends, etc. In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.

18. Severability. If any provision or set of provisions of this Agreement (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

19. Transfers and Binding Effect. In addition to any restriction or transfer that may be imposed by any other agreement by which any Party hereto may be bound, this Agreement shall be binding upon the Parties, their respective heirs, successors, transferees and assigns, and to such additional individuals or entities that may become stockholders of the Company and that desire to become Parties hereto; provided that no transfer or assignment of any Shares shall be deemed effective unless and until the transferee or assignee, as applicable (the “Transferee”), shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Exhibit A (the “Adoption Agreement”) and the transferor shall have given written notice of the transfer to the Company. Upon the execution and delivery of an Adoption Agreement by any Transferee reasonably acceptable to the Company, such Transferee shall be deemed to be a “Party” as if such Transferee’s signature appeared on the signature pages hereto and an “Investor” or “Founder” as applicable based on whether the transferor or assignor was an “Investor” or a “Founder.” By their execution hereof or an Adoption Agreement, each of the Parties hereto appoints the Company as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles thereof.

21. Entire Agreement. This Agreement and the exhibits hereto is intended to be the sole agreement of the Parties as it relates to this subject matter and does hereby supersede all other agreements of the Parties relating to the subject matter hereof including the Prior Agreement.

22. Facsimile and Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

23. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach, default or noncompliance by another Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Party’s part of any breach, default or noncompliance under this Agreement or any waiver on such Party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

24. Attorney’s Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

25. Further Assurances. Each Party agrees to execute such further instruments and to take such further action as may be reasonably be requested by any other Party to carry out the intent of this Agreement. Each Party agrees not to vote any Shares, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the Parties hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Fourth Amended and Restated Voting Agreement as of the date first above written.

INOGEN, INC.

/s/ Kathy Odell
Kathy Odell
Chief Executive Officer

FOUNDERS:

/s/ Byron Myers
Byron Myers

/s/ Alison Perry
Alison Perry

/s/ Brenton Taylor
Brenton Taylor

/s/ Kathy Odell
Kathy Odell

[Signature Page to Inogen, Inc. Fourth Amended and Restated Voting Agreement]

INVESTORS:

Novo A/S

By:	/s/ Urlik Spork
Urlik Spork
Senior Partner

Avalon Ventures VII, L.P.
By:	Avalon Ventures VII GP, L.L.C.
Its:	General Partner

By:	/s/ Kevin J. Kinsella
Kevin J. Kinsella
Managing Director

Versant Venture Capital II, L.P. Versant Affiliates Fund II-A, L.P. Versant Side Fund II, L.P.

By:	Versant Ventures II, L.L.C.
Each of Its General Partner

By:	/s/ William J. Link
William J. Link, Ph.D.
Managing Director

AMV Partners I, L.P.
By:	Accuitive Medical Ventures, L.L.C.
Its:	General Partner

By:	/s/ Charles Larsen

Name:
Managing Director

[Signature Page to Inogen, Inc. Fourth Amended and Restated Voting Agreement]

Arboretum Ventures 1, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen
Managing Director

Arboretum Ventures 1-A, LLC

By:	/s/ Timothy B. Petersen
Timothy B. Petersen
Managing Director

Launch Point Technologies, LLC

By:	/s/ Brad Paden
Brad Paden
President

Stephen E. Cooper Family Partnership The Cooper Revocable Trust Dtd 7/26/96

By:	/s/ Stephen E. Cooper
Stephen E. Cooper
Trustee

The UCSB Foundation f/b/o The College of Engineering

By:	/s/ Authorized Representative

Name:

Title:

[Signature Page to Inogen, Inc. Fourth Amended and Restated Voting Agreement]

The DeHont Family Revocable Trust, u/t/d 3/6/84

By:	/s/ Charles L. DeHont
Charles L. DeHont
Trustee

/s/ Robert C. Bodine
Robert C. Bodine

/s/ Duard Enoch
Duard Enoch

Louis and Bernice Weider Family Trust, u/t/d 12/23/93

By:	/s/ Louis Weider
Louis Weider
Trustee

Scar Family Trust u/t/d 1/4/78

By:	/s/ Howard Scar
Howard Scar
Trustee

The Raymond Lawrence Henricksen and Susan Lynn Henricksen Living Trust u/t/d 9/17/90

By:	/s/ Raymond Lawrence Henricksen
Raymond Lawrence Henricksen
Trustee

[Signature Page to Inogen, Inc. Fourth Amended and Restated Voting Agreement]

Debcor Corp. Defined Benefit Pension Plan

By:	/s/ Richard H. Childress
Richard H. Childress
Trustee

/s/ John Petote
John Petote

/s/ M. Lynn Brewer
M. Lynn Brewer

Numenor Ventures, LLC

By:	/s/ R. Scott Greer
R. Scott Greer
Managing Director

[Signature Page to Inogen, Inc. Fourth Amended and Restated Voting Agreement]

SCHEDULE A

SCHEDULE OF INVESTORS

	No. of Shares of Preferred Stock
Investor Name and Address	Series A	Series B	Series C	Series D
LAUNCH POINT TECHNOLOGIES, LLC (f/k/a Magnetic Moments, LLC) * *	400,000			39,569
AVALON VENTURES VII, L.P. * *				5,486,351
AMV PARTNERS, I, L.P. Accuitive Medical Ventures * *			4,266,212	3,577,266
VERSANT VENTURE CAPITAL II, L.P. * *		9,826,700	4,836,671	14,824,980
VERSANT AFFILIATES FUND II-A, L.P. * *		186,484	91,787	281,336
VERSANT SIDE FUND II, L.P. * *		87,826	43,228	132,497
DUARD ENOCH * *		131,877	34,130	42,469
THE DEHONT FAMILY REVOCABLE TRUST * *		290,641	137,153
ROBERT C. BODINE * *		194,411
LOUIS AND BERNICE WEIDER FAMILY TRUST * *		161,656	76,285	289,958
SCAR FAMILY TRUST * *		128,888
THE HENRICKSEN LIVING TRUST DATED OCTOBER 20TH, 2003 * *		261,207

	No. of Shares of Preferred Stock
Investor Name and Address	Series A	Series B	Series C	Series D
DEBCOR CORP. DEFINED BENEFIT PENSION PLAN * *		128,417	60,599	71,806
JOHN PETOTE * *		127,559	60,195	75,110
M. LYNN BREWER * *		255,782	120,703	64,453
THE COOPER REVOCABLE TRUST DTD 7/26/96, STEPHEN E. COOPER AND SUSAN D. COOPER TRUSTEES * *	1,450,000	911,375	100,000	543,416
THE STEPHEN E. COOPER FAMILY PARTNERSHIP * *			406,945	10,000
DANIEL THOMAS * *			5,000
THE UCSB FOUNDATION F/B/O THE COLLEGE OF ENGINEERING * * *	150,000
ARBORETUM VENTURES 1, LLC * *				1,438,356
ARBORETUM VENTURES 1-A, LLC * *				958,904
NOVO A/S * * *				10,958,904
NUMENOR VENTURES, LLC * *				1,027,397

SCHEDULE B

SCHEDULE OF FOUNDERS

Byron Myers

Alison Perry

Brenton Taylor

Kathy Odell

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Third Amended and Restated Voting Agreement dated as of November 2006 (the “Agreement”) by and among the Company and certain of its stockholders. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

(a) Acknowledgment. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.

(b) Agreement. The Stock acquired by Transferee shall be bound by and subject to the terms of the Agreement, and Transferee shall be deemed to be a “Founder” or “Investor”, as the case may be, under the Agreement and subject to the Agreement and the terms, conditions and restrictions thereof with the same force and effect as if Transferee were originally a Party thereto.

(c) Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this              day of                     ,             .

TRANSFEREE:

Signature:

Print Name:

Title:

Address:

Fax:

Accepted and Agreed:

Inogen, Inc.

Signature:

Print Name:

Title:

EXHIBIT C

The Charter

Delaware The First State	PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF “INOGEN, INC.”, FILED IN THIS OFFICE ON THE TWENTIETH DAY OF APRIL, A.D. 2007, AT 4:52 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

3460984 8100 070461623	Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5612833 DATE: 04-20-07

State of Delaware Secretary of State Division of Corporations Delivered 04:53 PM 04/20/2007 FILED 04:52 PM 04/20/2007 SRV 070461623 – 3460984 FILE

SEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INOGEN, INC.

(Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware)

The undersigned, Kathy Odell, does hereby certify that:

FIRST: She is the Chief Executive Officer of Inogen, Inc. (the “Corporation”).

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 27, 2001 under the name “Inogen, Inc.”

THIRD: This Seventh Amended and Restated Certificate of Incorporation (the “Restated Certificate”) restates and amends the Sixth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 28, 2006.

FOURTH: The Sixth Amended and Restated Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety as follows:

ARTICLE I

NAME

The name of this Corporation is Inogen, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the Corporation’s registered agent at that address is the Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

ARTICLE IV

AUTHORIZED SHARES

4.1 Classes of Stock. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 177,733,513 shares. 100,000,000 shares shall be Common Stock, $0.001 par value per share, and 77,733,513 shares shall be Preferred Stock, $0.001 par value per share.

4.2 Rights, Preferences and Restrictions of Preferred Stock. The initial five series of Preferred Stock shall be designated “Series A Preferred Stock,” consisting of 2,000,000 shares, “Series B Preferred Stock,” consisting of 12,765,693 shares, “Series C Preferred Stock,” consisting of 11,508,230 shares, “Series D Preferred Stock,” consisting of 45,158,220 shares, and “Series D-1 Preferred Stock” consisting of 6,301,370 shares. The rights, preferences and restrictions granted to and imposed on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock are set forth below in this Section 4.2.

4.2.1 Dividends.

(a) The holders of shares of Series D-1 Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series D-1 Issue Price (as such term is defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Company’s payment obligations to the holders of Series D.-1 Preferred Stock under this Section 4.2.1(a), then the dividends to be paid shall be distributed among the holders of the Series D-1 Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series D-1 Preferred Stock.

(b) Subject to the prior rights of the holders of Series D-1 Preferred Stock set forth in subsection (a) above, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series D Issue Price (as such term is defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Company’s payment obligations to the holders of Series D Preferred. Stock under this Section 4.2.1(b), then the dividends to be paid shall be distributed among the holders of the Series D

Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series D Preferred Stock.

(c) Subject to the prior rights of the holders of Series D-1 Preferred Stock and Series D Preferred Stock set forth in subsections (a) and (b) above, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Series A Preferred Stock, Series B Preferred Stock or Common Stock of this Corporation, at the annual rate of eight percent (8%) of the Original Series C Issue Price (as such term is defined in Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors and shall not be cumulative. If the assets legally available for payment of dividends shall be insufficient to satisfy the Company’s payment obligations to the holders of Series C Preferred Stock under this Section 4.2.1(c), then the dividends to be paid shall be distributed among the holders of the Series C Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series C Preferred Stock.

(d) Subject to the prior rights of the holders of Series D-1 Preferred Stock, Series D Preferred Stock and Series C Preferred Stock set forth in subsections (a), (b) and (c) above, respectively, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation, at the annual rate of Five Percent (5%) of the Original Series A Issue Price or Original Series B Issue Price, respectively (as such terms are defined Section 4.2.2 below). Dividends shall only be payable when, as and if declared by the Board of Directors. If after payment of the dividends required by subsection (a) and (b) above, the assets legally available for payment of dividends shall be insufficient to satisfy the Company’s payment obligations to the holders of Series A Preferred Stock and Series B Preferred Stock under this Section 4.2.1(d), then the dividends to be paid shall be distributed among the holders of Series A Preferred Stock and Series B Preferred Stock ratably in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series A Preferred and Series B Preferred Stock.

(e) So long as any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall be outstanding, no dividend shall be paid or declared, nor shall any other distribution be made, on any shares of Common Stock until all dividends (set forth in Sections 4.2.1(a), 4.2.1(b), 4.2.1(c) and 4.2.1(d) above) on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall have been paid or declared and set apart. Subject to the foregoing sentence, in the event dividends are paid on any share of Common Stock, then such dividends shall be declared equally on the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series D-1 Preferred Stock and

Common Stock, treating each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock Series D Preferred Stock and Series D-1 Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which such share is then convertible.

4.2.2 Liquidation, Dissolution or Winding Up.

(a) Preference of Series D-1 Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each share of Series D-1 Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount per outstanding share of Series D-1 Preferred Stock equal to two (2) times the Original Series D-1 Issue Price (as defined below), plus any declared but unpaid dividends (collectively, the “Series D-1 Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock. The “Series D-1 Original Issue Price” shall mean $0.73 per share, as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to the Series D-1 Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series D-1 Preferred Stock of the amount thus distributable, then the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series D-1 Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series D-1 Preferred Stock.

(b) Preference of Series D Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsection 4.2.2(a) above, holders of each share of Series D Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $0.730 per outstanding share (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series D Issue Price”) plus any declared but unpaid dividends (collectively, the “Series D Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series D Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series D-1 Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series D Preferred Stock.

(c) Preference of Series C Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsection 4.2.2(a) and subsection 4.2.2(b) above, holders of each share of Series C Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $0.586 per outstanding share (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series C Issue Price”) plus any declared but unpaid dividends (collectively, the “Series C Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series C Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series D Preferred Stock and Series D-1 Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series C Preferred Stock.

(d) Preference of Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b) and (c) above, holders of each share of Series B Preferred Stock shall be entitled to be paid out of the assets or funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $0.396 per outstanding share (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series B Issue Price”) plus any declared but unpaid dividends (collectively, the “Series B Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock or Series A, Preferred Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series B Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series C Preferred Stock, Series D Preferred Stock and the Series D-1 Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series B Preferred Stock.

(e) Preference of Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after such payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c) and (d) above, holders of each share of Series A Preferred Stock shall be entitled to be paid out of the assets and funds of the Corporation available for distribution to holders of the Corporation’s capital stock, whether such assets are capital, surplus or earnings, an amount equal to $0.125 per outstanding share (as adjusted for any stock dividends, combinations or stock splits following the effectiveness of this Restated Certificate with respect to such shares) (the “Original Series A Issue Price”) plus any declared but unpaid dividends (collectively, the “Series A Liquidation Preference”) before any sums shall be paid or any assets distributed among the holders of shares of Common Stock. If the assets and funds of the Corporation shall be insufficient to permit the payment in full to the holders of the Series A Preferred Stock of the amount thus distributable, then, subject to the liquidation preferences of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the entire assets and funds of the Corporation available for such distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full amounts to which they otherwise would be entitled in regards to each such holder’s holdings of Series A Preferred Stock.

(f) After the payments shall have been made in full pursuant to subsections 4.2.2(a), (b), (c), (d) and (e) above, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock in proportion to the shares of Common Stock then held by them (calculated assuming full conversion of the shares of Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock, Series D Prefer d Stock and Series D-1 Preferred Stock into Common Stock).

(g) Deemed Liquidation. For purposes of Section 4.2.2, the following shall be regarded as liquidation, dissolution or winding up of the affairs of the Corporation: (i) the closing of the sale, transfer, exclusive license or other disposition of all or substantially all of the Corporation’s assets; (ii) the consummation of the merger or consolidation of the Corporation or a subsidiary of the Corporation with or into another entity (except one in which the holders of capital stock of the Corporation as constituted immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity in substantially the same relative proportions); (iii) the closing of the acquisition, in one transaction or a series of related transactions, by a person or group of affiliated persons of 50% or more of the outstanding voting stock of the Corporation; provided, however, that a transaction shall not constitute a liquidation, dissolution or winding up of the affairs of the Corporation pursuant to this clause (iii): if its sole purpose is to change the domicile of the Corporation; and (iv) a liquidation, dissolution or winding up of the Corporation.

(h) Distributions Other Than Cash. Whenever the distribution provided for herein shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors and the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock and Series D Preferred Stock, voting together as a single class on an as-converted to Common Stock basis; provided however than in the event the holders of Series D Preferred Stock are to be distributed property that is different in nature than is distributed to holders of other series of Preferred Stock, then a determination of the fair market value of the property to be distributed shall require the approval of the holders of at least 60% of the Series D Preferred Stock, voting as a separate class.

(i) The Corporation shall give each holder of record of Preferred Stock written notice of any impending transaction which would be deemed a liquidation, dissolution or winding up of the affairs of the Corporation pursuant to subsection 4.2.2(g) not later than the earliest of (A) twenty (20) days prior to the stockholders’ meeting called to approve such transaction, (B) twenty (20) days prior to the closing of such transaction, or (C) the date by which notice is required under applicable laws. The first of such notices shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice tights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

4.2.3 No Reissuance of the Preferred Stock. No share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock, Series B Preferred Stock Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock accordingly.

4.2.4 Conversion. The holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series B Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price or the Original Series D-1 Issue Price by the conversion price applicable to such shares (each a “Conversion Price”), as hereafter determined, in effect on the date of conversion. The initial conversion price per share for the Series A Preferred Stock (the “Series A Conversion Price”) shall be the Original Series A Issue Price for such share; provided, however that the Series A Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series B Preferred Stock (the “Series B Conversion Price”) shall be the Original Series B Issue Price for such share; provided, however that the Series B Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series C Preferred Stock (the “Series C Conversion Price”) shall be the Original Series C Issue Price for such share; provided, however that the Series C Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series D Preferred Stock (the “Series D Conversion Price”) shall be the Original Series D Issue Price for such share; provided, however that the Series D Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d). The initial conversion price per share for the Series D-1 Preferred Stock (the “Series D-1 Conversion Price”) shall be the Original Series D-1 Issue Price for such share; provided, however that the Series D-1 Conversion Price shall be subject to adjustment as set forth in subsection 4.2.4(d).

(b) Automatic Conversion. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall automatically be converted into shares of Common Stock at the conversion price per share applicable to such shares in effect upon (i) the closing of a firm commitment underwritten initial public offering by the Corporation of shares of its Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in an offering with aggregate gross cash proceeds to the Corporation of not less than $15,000,000 (before deduction of underwriters’ commissions and expenses) at a public offering price per share of not less than five (5) times the Original Series D Issue Price, as adjusted from time to time (a “Qualified Public Offering”), or (ii) upon the vote or written consent of holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class on an as-converted Common Stock basis; provided however that the approval of sixty percent (60%) of the outstanding shares of Series D Preferred Stock shall also be required under this clause (ii) unless the conversion shall be subject to the closing of a firm commitment underwritten initial public offering by the Corporation of shares of its Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in an offering with aggregate gross cash proceeds to the Corporation of not less than $15,000,000 (before deduction of underwriters’ commissions and expenses) at a public offering price per share of not less than one (1) times the Original Series D Issue Price, as adjusted from time to time.

(c) Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to subsection 4.2.4(a), such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any appointed transfer agent, and give written notice to this Corporation at its principal corporate office of such holder’s election to convert the same, and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock’s fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. In the event of an automatic conversion pursuant to subsection 4.2.4(b), the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be converted automatically without further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, provided that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock are delivered to the Corporation or its transfer agent or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of the automatic conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any appointed transfer agent. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and any declared and unpaid dividends shall be paid in accordance with the provisions above. If the conversion is in connection with a Qualified Public Offering, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person or persons entitled to receive the Common Stock upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall not be deemed to have ‘converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and the Series D-1 Conversion Price shall be subject to adjustment from time to time as follows:

(i) Adjustment for Certain Dilutive Issuances.

(A) Upon each issuance by this Corporation of any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price, as applicable, in effect immediately prior to the issuance of such Additional Stock, then the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series 1) Conversion Price or Series D-1 Conversion Price, as applicable, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 4.2.4(d)(i)) be adjusted to a price determined by multiplying the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price, as applicable, by a fraction, (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Stock plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued would purchase at Conversion Price in effect for such series immediately prior to such issuance, and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock plus the number of shares of such Additional Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issuance of Additional Stock shall be calculated as if all outstanding shares of all series of Preferred Stock had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities shall be treated in the manner set forth in subsection 4.2.4(d)(i)(E).

(B) No adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price shall be made in an amount less than One Cent ($0.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward, and upon such adjustment the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price, as applicable, shall be rounded up or down to the nearest cent. Except to the limited extent provided for in subsections 4.2.4(d)(i)(E)(3) and (4), no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price pursuant to this subsection 4.2.4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any reasonable discounts or commissions, but before deducting any other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors and the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis.

(E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsections 4.2.4(d)(i) and (ii):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (whether or not then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4.2.4(d)(i)(C) and (D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (whether or not then convertible or exchangeable) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of interest or dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4.2.4(d)(i)(C) and (D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series D-1 Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections (i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4.2.4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 4.2.4(d)(i)(E) by this Corporation other than the following:

(A) Common Stock issued pursuant to a transaction described in subsection 4.2.4(d)(iii) hereof;

(B) Common Stock reserved for issuances to directors, officers, employees and consultants of the Corporation pursuant to arrangements, contracts or plans approved by the Board of Directors;

(C) Common Stock issued upon conversion of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, provided that in each case such shares of Preferred Stock were originally issued at the Original Issuance Price applicable to such series of Preferred Stock;

(D) Common Stock issued or issuable in a public offering;

(E) Common Stock issued or issuable to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, real property leasing transactions or similar transactions, as approved by the Board of Directors, including the vote of the directors elected by the holders of Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock;

(F) Common Stock issued pursuant to options, warrants, notes, or other rights to acquire securities of the Corporation outstanding as of the effectiveness of this Restated Certificate;

(G) Common Stock issued or issuable upon the exercise of warrants issued pursuant to that certain Series D-1 Preferred Stock Convertible Promissory Note Purchase Agreement dated of even date herewith; or

(H) Any shares that the holders of a majority of the then outstanding shares of Preferred Stock for which the issuance of Additional Stock would otherwise result in an adjustment to the conversion price thereof, voting together as a single class on an as-converted to Common Stock basis, agree that such shares shall not constitute Additional Stock.

(iii) Adjustment for Splits and Dividends. In the event the Corporation should at any time or from time to time following the effectiveness of this Restated Certificate fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series D-1 Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv) Adjustment for Combinations. If the number of shares of Common Stock outstanding at any time following the effectiveness of this Restated Certificate is decreased by a combination of the outstanding shares of Common Stock (without a corresponding proportional decrease in the number of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock) then, following the record date of such combination, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price, as applicable, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4.2.4(d)(iii), then, in each such case, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock

shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time the Common Stock issuable upon the conversion of the Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification, reorganization or otherwise (other than a subdivision, combination or merger, reorganization or sale of assets transaction provided for elsewhere in this Section 4.2.4 or Section 4.2.2 of this Article IV), provision shall be made so that the holders of Series A Preferred Stock, Series B Preferred Stock , Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock shall thereafter be entitled to receive upon conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.2.4 with respect to the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock after the recapitalization to the end that the provisions of this Section 4.2.4 (including adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series D-1 Conversion Price, as applicable, then in effect and the number of shares purchasable upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock) shall be applicable after that event as nearly equivalent as is practicable.

(g) No Impairment. This Corporation will not, by amendment of its Certificate of Incorporation (except in accordance with Section 4.2.6 hereof and applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4.2.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock against dilution or other impairment.

(h) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock. In lieu of issuing any fractional shares to which such stockholder is entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of the Common Stock (as determined in good faith by the Board) on the date of conversion. Whether or not fractional shares would have been issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series D-1 Conversion Price pursuant to this Section 4.2.4, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based including a statement of (A) such adjustment and readjustment, (B) the consideration received or deemed to be received by the Corporation for any Additional Stock issued or sold or deemed to have been issued or sold, (C) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series D-1 Conversion Price at the time in effect, and (D) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, as applicable.

(iii) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred and Series D-1 Preferred Stock such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred and Series D-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

(iv) Notices. Any notice required by the provisions of Sections 4.2.2 and 4.2.4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall be deemed given (A) upon personal delivery to the party to be notified, (B) when sent by confirmed facsimile if sent during normal business hours of the recipient (if not, then on the next business day), (C) if sent and delivered within the United States, (1) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid, return receipt requested or (2) the day after delivery to an overnight delivery service of national reputation, or (D) if sent or delivered outside the United States, three (3) days after deposit with a recognized international courier service. All such notices shall be delivered and addressed to each holder of record at his address appearing on the books of this Corporation.

4.2.5 Voting Rights.

(a) The holder of any share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock shall have the right to one vote for each share of Common Stock into which such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote as a single class, unless otherwise prohibited by law; provided, however, that, notwithstanding anything to the contrary in this subsection 4.2.5(a), the rights of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock to vote for directors shall be as set forth in subsection 4.2.5.(b). Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted), shall be disregarded.

(b) Until the closing of the Corporation’s Qualified Public Offering, (i) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series A Preferred Stock, voting as a separate class (approval by the vote or written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute an action by the holders of Series A Preferred Stock pursuant to this subsection 4.2.5(b)), (ii) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series B Preferred Stock, voting as a separate class (approval by the vote or written consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding shall constitute an action by the holders of Series B Preferred Stock pursuant to this subsection 4.2.5(b)), (iii) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series C Preferred Stock, voting as a separate class (approval by the vote or written consent of the holders of a majority of the shares of Series C Preferred Stock then outstanding shall constitute an action by the holders of Series C Preferred Stock pursuant to this subsection 4.2.5(b)), (iv) one (1) of the members of the Board of Directors shall be elected, removed or replaced solely by the vote or written consent of the holders of the Series D Preferred Stock, voting as a separate class (approval by the vote or written consent of the holders of a majority of the shares of Series D Preferred Stock then outstanding shall constitute an action by the holders of

Series D Preferred Stock pursuant to this subsection 4.2.5(b)), and (v) and all remaining members other Board of Directors will be elected, removed or replaced by a vote or written consent of the outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class, with each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock being entitled to a number of votes equal to the number of shares of Common Stock into which such shares are then convertible, as provided for under subsection 4.2.5(a).

4.2.6 Protective Provisions of Preferred Stock.

(a) So long as any shares of Preferred Stock remain outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 66 2/3% of the then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock, voting together as a single class on an as-converted to Common Stock basis), take any action, whether by merger, consolidation or otherwise, that:

(i) effects a sale, transfer, exclusive license or other distribution of all or substantially all of the Corporation’s assets or which results in a merger, consolidation, other corporate reorganization, sale of control or other transaction or series of transactions where the stockholders of the Corporation before such transaction or transactions will hold following such transaction or transactions less than 50% of the voting power of the capital stock of the Corporation or the surviving or acquiring entity in substantially the same relative proportions) or liquidate, dissolve or wind up the Corporation;

(ii) creates (by new authorization, merger, reclassification, recapitalization or otherwise) or results in the issuance of any new class or series of shares or any other securities convertible into equity securities of this Corporation having rights, preferences or privileges senior to or on a parity with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock, as applicable;

(iii) increases or decreases (other than by conversion) the total number of authorized shares of Common Stock or Preferred Stock (whether by merger, amendment to the Certificate of Incorporation or Bylaws or otherwise);

(iv) results in the redemption, retirement, purchase or acquisition of any shares of Common Stock or Preferred Stock of the Corporation (other than (A) shares of Common Stock purchased from consultants, advisors, employees or directors pursuant to agreements under which the Corporation has the option to repurchase shares of its Common Stock, provided that (1) the purchase price for unvested shares is equal to the lower of the purchase price paid or the then current fair market value and (2) the total amount applied to the repurchase of shares of Common Stock shall not exceed $25,000 during any twelve (12) month period, or (B) pursuant to Section 4.2.7 below);

(v) results in the payment or declaration of any dividend or distribution on any shares of Common Stock;

(vi) permits, or results in, a subsidiary of the Corporation to sell, or results in such subsidiary selling, securities to a third party; or

(vii) increases or decreases the authorized number of directors of the Corporation.

(b) The Corporation shall not amend its Certificate of Incorporation or Bylaws, whether by merger, consolidation or otherwise, without the approval, by vote or written consent, by the holders of 66 2/3% of a series of Preferred Stock if such amendment would change any of the rights, preferences or privileges provided for herein or in the Bylaws, as applicable, for the benefit of any shares of that series of Preferred Stock.

(c) So long as any shares of Series D Preferred Stock remain outstanding, this Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the then outstanding shares of the Series D Preferred Stock take any action, whether by merger, consolidation or otherwise, that

(i) amends, alters, waives or repeals any provision of the Certificate of Incorporation or Bylaws of the Corporation if such action would alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock in a manner that is different from the impact of such action on the other series of Preferred Stock;

(ii) creates (by new authorization, merger, reclassification, recapitalization or otherwise) or results in the issuance of any new class or series of shares or any other securities convertible into equity securities of this Corporation having rights, preferences or privileges senior to or on a parity with the Series I) Preferred Stock, as applicable; or

(iii) increases or decreases (other than by conversion) the total number of authorized shares of Series D Preferred Stock (whether by merger, amendment to the Certificate of Incorporation or Bylaws or otherwise).

(d) This Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the shares of Series D-1 Preferred Stock issued or issuable upon the conversion of convertible promissory notes issued pursuant to that certain Series 1)-1 Preferred Stock Convertible Promissory Note Purchase Agreement dated of even date herewith take any action, whether by merger, consolidation or otherwise, that:

(i) amends, alters, waives or repeals any provision of the Certificate of Incorporation or Bylaws of the Corporation if such action would alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series D-1

Preferred Stock in a manner that is different from the impact of such action on the other series of Preferred Stock;

(ii) creates (by new authorization, merger, reclassification, recapitalization or otherwise) or results in the issuance of any new class or series of shares or any other securities convertible into equity securities of this Corporation having rights, preferences or privileges senior to or on a parity with the Series D-1 Preferred Stock, as applicable;

(iii) increases or decreases (other than by conversion) the total number of authorized shares of Series D-1 Preferred Stock (whether by merger, amendment to the Certificate of Incorporation or Bylaws or otherwise); or

(iv) issues or commits to issue any shares of Series D-1 Preferred Stock other than upon the conversion of convertible promissory notes issued pursuant to that certain Series D-1 Preferred Stock Convertible Promissory Note Purchase Agreement dated of even date herewith.

4.2.7 Redemption.

(a) Redemption of Series D-1 Preferred Stock. From and after July 29, 2010, each holder of Series D-1 Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series D-1 Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series D-1 Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series D-1 Redemption Notice”). Within five (5) days after the date of receipt of a Series D-1 Redemption Notice (the “Series D-1 Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series D-1 Redemption Notice, (2) the Series D-1 Date of Receipt, (3) the number of shares of Series D-1 Preferred Stock requested to be redeemed in the Series D-1 Redemption Notice, and (4) the total number of shares of Series D-1 Preferred Stock outstanding as of the Series D-1 Date of Receipt. Any such holder desiring to have any of its Series D-1 Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series D-1 Date of Receipt (such 30 day period, the “Series D-1 Exercise Period”) in which to notify the Corporation of the number of shares of Series D-1 Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series D-1 Preferred Stock which are so requested to be redeemed by all holders of Series D-1 Preferred Stock are referred to herein as the “Series D-1 Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series D-1 Redemption Shares within thirty (30) days of the end of the Series D-1 Exercise Period, (ii) one-third of the Series D-1 Redemption Shares on the first anniversary of the Series D-1 Redemption Notice; and (iii) one-third of the Series D-1 Redemption Shares on the second anniversary of the Series D-1 Redemption Notice (the “Series D-1 Redemption Dates”). Subject to subsection 4.2.7(f), the Corporation shall redeem the Series D-1 Redemption Shares at a price equal to the Series D-1 Liquidation Preference for each such share as of the applicable Series D-1 Redemption Date (the “Series D-1 Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series D-1 Redemption Price for the shares to be so redeemed on the respective Series D-1 Redemption Dates.

(b) Redemption of Series D Preferred Stock. From and after July 29, 2010, each holder of Series D Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series D Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series D Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series D Redemption Notice”). Within five (5) days after the date of receipt of a Series D Redemption Notice (the “Series D Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series D Redemption Notice, (2) the Series D Date of Receipt, (3) the number of shares of Series D Preferred Stock requested to be redeemed in the Series D Redemption Notice, and (4) the total number of shares of Series D Preferred Stock outstanding as of the Series D Date of Receipt. Any such holder desiring to have any of its Series D Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series D Date of Receipt (such 30 day period, the “Series D Exercise Period”) in which to notify the Corporation of the number of shares of Series D Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series D Preferred Stock which are so requested to be redeemed by all holders of Series D Preferred Stock are referred to herein as the “Series D Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series D Redemption Shares within thirty (30) days of the end of the Series D Exercise Period, (ii) one-third of the Series D Redemption Shares on the first anniversary of the Series D Redemption Notice; and (iii) one-third of the Series D Redemption Shares on the second anniversary of the Series D Redemption Notice (the “Series D Redemption Dates”). Subject to subsection 4.2.7(f), the Corporation shall redeem the Series D Redemption Shares at a price equal to the Series D Liquidation Preference for each such share as of the applicable Series D Redemption Date (the “Series D Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series D Redemption Price for the shares to be so redeemed on the respective Series D Redemption Dates.

(c) Redemption of Series C Preferred Stock. From and after July 29, 2010, each holder of Series C Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series C Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series C Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series C Redemption Notice”). Within five (5) days after the date of receipt of a Series C Redemption Notice (the “Series C Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series C Redemption Notice, (2) the Series C Date of Receipt, (3) the number of shares of Series C Preferred Stock requested to be redeemed in the Series C Redemption Notice, and (4) the total number of shares of Series C Preferred Stock outstanding as of the Series C Date of Receipt. Any such holder desiring to have any of its Series C Preferred Stock redeemed by the

Corporation in accordance with the schedule below shall have until thirty (30) days after the Series C Date of Receipt (such 30 day period, the “Series C Exercise Period”) in which to notify the Corporation of the number of shares of Series C Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series C Preferred Stock which are so requested to be redeemed by all holders of Series C Preferred Stock are referred to herein as the “Series C Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series C Redemption Shares within thirty (30) days of the end of the Series C Exercise Period, (ii) one-third of the Series C Redemption Shares on the first anniversary of the Series C Redemption Notice; and (iii) one-third of the Series C Redemption Shares on the second anniversary of the Series C Redemption Notice (the “Series C Redemption Dates”). Subject to subsection 4.2.7(f), the Corporation shall redeem the Series C Redemption Shares at a price equal to the Series C Liquidation Preference for each such share as of the applicable Series C Redemption Date (the “Series C Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Series X Redemption Price for the shares to be so redeemed on the respective Series C Redemption Dates.

(d) Redemption of Series B Preferred Stock. From and after July 29, 2010, each holder of Series B Preferred Stock, upon the written approval of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding, may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series B Preferred Stock held by such holder by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the “Series B Redemption Notice”). Within five (5) days after the date of receipt of a Series B Redemption Notice (the “Series B Date of Receipt”), the Corporation shall deliver written notice to all other holders of Preferred Stock informing each such holder of (1) the receipt of such Series B Redemption Notice, (2) the Series B Date of Receipt, (3) the number of shares of Series B Preferred Stock requested to be redeemed in the Series B Redemption Notice, and (4) the total number of shares of Series B Preferred Stock outstanding as of the Series B Date of Receipt. Any such holder desiring to have any of its Series B Preferred Stock redeemed by the Corporation in accordance with the schedule below shall have until thirty (30) days after the Series B Date of Receipt (such 30 day period, the “Series B Exercise Period”) in which to notify the Corporation of the number of shares of Series B Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series B Preferred Stock which are so requested to be redeemed by all holders of Series B Preferred Stock are referred to herein as the “Series B Redemption Shares”. The Corporation shall redeem such shares in three equal redemptions according to the following schedule: (i) one-third of the Series B Redemption Shares within thirty (30) days of the end of the Series B Exercise Period, (ii) one-third of the Series B Redemption Shares on the first anniversary of the Series B Redemption Notice; and (iii) one-third of the Series B Redemption Shares on the second anniversary of the Series B Redemption Notice (the “Series B Redemption Dates”). Subject to subsection 4.2.7(f), the Corporation shall redeem the Series B Redemption Shares at a price equal to the Series B Liquidation Preference for each such share as of the applicable Series B Redemption Date (the “Series B Redemption Price”). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Redemption Price for the shares to be so redeemed on the respective Series B Redemption Dates.

(e) Surrender of Stock. On or before each applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed, shall surrender the certificate or certificates representing such shares to the Corporation, and thereupon the applicable Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

(f) Partial Redemption. From and after each applicable Redemption Date, unless there shall have been a default in payment of the applicable Redemption Price, all rights of the holders as to the shares of Preferred Stock to be redeemed (except the right to receive the applicable Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such redeemed shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any applicable Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available will be used to redeem (w) the maximum possible number of shares of Series D-1 Preferred Stock to be redeemed on such Redemption Date, (x) after paying or setting aside for payment amounts to be paid to the holders of Series D-1 Preferred Stock and Series D Preferred Stock under clause (w), the maximum possible number of shares of shares of Series D Preferred Stock to be redeemed on such Redemption Date, and, (y) after paying or setting aside for payment amounts to be paid to the holders of Series D-1 Preferred Stock and Series D Preferred Stock under clause (w) and clause (x), the maximum possible number of shares of Series A Preferred, Stock, Series B Preferred Stock, and Series C Preferred Stock proportionately among the holders of such shares to be redeemed based upon the aggregate applicable Redemption Price of their holdings of Preferred Stock as of the applicable Redemption Date. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any applicable Redemption Date but which it has not redeemed in accordance with the foregoing provisions.

(g) Deposit of Redemption Price. On or prior to each applicable Redemption Date, the Corporation shall deposit the applicable Redemption Price of all shares designated for redemption and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the applicable Redemption Price for such shares to their respective holders on or after the applicable Redemption Date upon receipt of notification from the Corporation that such holder has surrendered its share certificate to the Corporation. Such instructions shall also provide that any moneys deposited by the Corporation for the redemption of shares thereafter converted into shares of the Corporation’s Common Stock prior to the applicable Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the remaining unclaimed at the expiration of three (3) years following the applicable Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

4.3 Common Stock.

4.3.1 Dividend Rights. Subject to the prior rights of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock and subject to subsection 4.2.1(e), the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

4.3.2 Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 4.2.2 of this Article IV.

4.3.3 Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law, provided, however, that, notwithstanding anything to the contrary in this Section 4.3.3 the rights of holders of Common Stock to vote for directors shall be as set forth in subsection 4.2.5(b) above. Subject to compliance with subsection 4.2.6, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the Common Stock and Preferred Stock voting together as a single class on an as-if converted to Common Stock basis.

ARTICLE V

BOARD OF DIRECTORS AND MEETINGS OF STOCKHOLDERS

5.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws.

5.2 Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

ARTICLE VI

LIMITATION OF DIRECTORS’ LIABILITY

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

INDEMNIFICATION

To the fullest extent permitted by applicable law, the Corporation hereby indemnifies (and agrees to advance expenses to) directors of the Corporation (and may agree to do the same for any of other persons to which General Corporation Law permits the Corporation to provide indemnification through bylaw provisions, agreements with such agents or other persons, vote of stockholders or otherwise), in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ARTICLE VIII

AMENDMENT OF BYLAWS

Subject to subsection 4.2.6 above, the Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation, subject to the right of stockholders entitled to vote with respect to such making, alteration, amendment change, addition or repeal.

ARTICLE IX

RENUNCIATION OF CERTAIN OPPORTUNITIES

In the event that a member of the Board of Directors of the Corporation who is also a partner or employee of an entity that is a holder of Preferred Stock and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”) acquires knowledge of a potential transaction or other matter in such individual’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund (and other than directly in connection with such individual’s service as a member of the Board of Directors of the Corporation) and that may be an opportunity of interest for both the Corporation and such Fund (a “Corporate Opportunity”), then the Corporation (i) renounces any expectancy that such director or Fund offer an opportunity to participate in such Corporate Opportunity to the Corporation and (ii) to the fullest extent permitted by law, waives any claim that such opportunity constitute a Corporate Opportunity that should have been presented by such director or fund to the Corporation or any of its affiliates, provided, however, that such director acts in good faith. Neither any amendment nor repeal of this ARTICLE IX, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

AMENDMENT OF CERTIFICATE OF INCORPORATION

Subject to subsection 4.2.6 above, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

FIFTH: The foregoing Restated Certificate has been approved by the Board of Directors by written consent in accordance with Section 141(0 of the General Corporation Law of the State of Delaware.

SIXTH: The foregoing Restated Certificate has been approved by the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SEVENTH: The foregoing Restated Certificate has been duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this certificate and does affirm the foregoing as true under penalty of perjury this 19th day of April, 2007.

/s/ KATHY ODELL
Kathy Odell
Chief Executive Officer

EXHIBIT D

Capitalization Tables

Inogen, Inc.

Fully Diluted Capitalization Table – Summary

As of 7/18/2007

	CSE Shares*	Total Fully Diluted Shares
COMMON STOCK (Authorized: 100,000,000)
Issued and Outstanding	7,134,254	7,134,254
PREFERRED STOCK (Authorized: 80,844,494)
SERIES A Preferred Stock (Authorized: 2,000,000)	2,000,000
SERIES B Preferred Stock (Authorized: 12,765,693)	12,692,823
SERIES C Preferred Stock (Authorized: 11,508,230)	10,238,908
SERIES D Preferred Stock (Authorized: 45,158,220)	41,192,635
SERIES D1 Preferred Stock (Authorized: 9,412,351)	0	66,124,366
WARRANTS
COMMON Stock	4,278,405
SERIES B Stock	72,870
SERIES C Stock	1,269,322
SERIES D Stock	3,965,585	9,586,182
2002 SIP (Reserved: 10,411,000)
Shares Issuable Under Plan:
Options and SPRs Issued and Outstanding	2,573,279
Options and SPRs Committed for Issuance	0
Shares Remaining for Issuance Under Plan	2,138,467	4,711,746
Reserved in Plan	10,411,000
less: Options Exercised	116,323
less: SPRs Exercised	6,032,931
add: Repurchases	450,000
	4,711,746
NON PLAN SPRS
Common Stock	0	0
CONVERTIBLE PROMISSORY NOTES
Common Stock: $0 issuable at $.290000 per share	0
SERIES D1 Preferred Stock: $5,940,258 issuable at $.73 per share	8,137,340	8,137,340
Total shares issued and outstanding, including shares committed for issuance and employee reserves, assuming Conversion of all convertible securities and exercise of ail outstanding options		95,693,888
CSE Shares* Common Stock Equivalent (CSE) shares reflects the Common Stock issuable for the security
Footnotes:

Fully-Diluted Ownership

	Number of Shares	%
Common Stock	7,134,254	7.46%
SERIES A Preferred Stock	2,000,000	2.09%
SERIES B Preferred Stock	12,692,823	13.26%
SERIES C Preferred Stock	10,238,908	10.70%
SERIES D Preferred Stock	41,192,635	43.05%
SERIES D1 Preferred Stock		0.00%
COMMON Warrants	4,278,405	4.47%
SERIES B Warrants	72,870	0.08%
SERIES C Warrants	1,269,322	1.33%
SERIES D Warrants	3,965,585	4.14%
Options and SPRs issued and outstanding under plan—2002 SIP	2,573,279	2.69%
Committed for Issuance—2002 SIP		0.00%
Unissued Reserve—2002 SIP	2,138,467	2.23%
Non Plan Common SPR		0.00%
Common CPN		0.00%
SERIES D1 Preferred CPN	8,137,340	8.50%
Total	95,693,888	100%

Inogen, Inc.

Detailed Capitalization Report for Company

As of 7/18/2007

Holder Name	Common Stock	SERIES A	SERIES B	SERFS C	SERIES D	Total Common Stock Equivalent	% of Total Common Stock Equivalent	Options/ $P Rs Issued and/or Commit- ted for Issuance	Warrant COMMON	Warrant SERIES B	Warrant SERIES C	Warrant SERIES D	CPN SERIES D1	Total Fully Diluted	% of Total Fully Diluted*
Versant Venture Capital II, L.P.			9,826,700	4,836,671	14,824,980	29,488,351	40.25		1,056,888		335,990	1,613,366	2,702,542	35,197,137	36.78
Novo A/S					10,958,904	10,958,904	14.96		1,909,240				2,657,062	15,525,206	16.22
AMV Partners I,-L.P.				4,266,212	3,577,266	7,843,478	10.71		341,253		76,019	461,840	975,006	9,692,599	10.13
Avalon Ventures VII, L.P.					6,856,214	6,856,214	9.36		347,441			805,051	896,956	8,905,662	9.31
The Cooper Revocable Trust Dtd 7/26/96		1,450,000	911,375	100,000	543,416	3,004,791	4.1				157,878	28,310		3,190,979	3.33
Arboretum Ventures I, LLC					1,438,356	1,438,356	1.96		249,513			359,589	348,739	2,396,197	2.5
Odell, Kathy	1,600,000					1,600,000	2.18							1,600,000	1.67
Arboretum Ventures 1-A, LLC					958,904	958,904	1.31		166,342			239,726	232,493	1,597,465	1.67
Numenor Ventures, LLC					1,027,397	1,027,397	1.4		178,224				249,099	1,454,720	1.52
LaunchPoint Technologies, LLC	700,000	400,000			39,569	1,139,569	1.56							1,139,569	1.19
Venture Lending & Leasing IV, LLC											409,552	342,466		752,018	0.79
Deane, Geoffrey Frank	700,000					700,000	0.96							700,000	0.73
Myers, Byron	700,000					700,000	0.96							700,000	0.73
Perry, Alison	700,000					700,000	0.96							700,000	0.73
Taylor, Brenton	700,000					700,000	0.96							700,000	0.73
Versant Affiliates Fund II-A, L.P.			186,484	91,787	281,336	559,607	0.76		20,058		6,375	30,617	51,288	667,945	0.7
Louis and Bernice Weider Family Trust u/t/d 12/23/93			161,656	76,285	289,958	527,899	0.72				4,240	55,202		587,341	0.61
Brewer, M. Lynn			255,782	120,703	64,453	440,938	0.6				6,709			447,647	0.47
The DeHont Family Revocable Trust u/t/d 3/6/84			290,641	137,153		427,794	0.58				7,623			435,417	0.46
The Stephen E. Cooper Family Partnership				406,945	10,000	416,945	0.57							416,945	0.44
Fary, Robert	400,000					400,000	0.55							400,000	0.42
Risinger, J. Daryl	375,000					375,000	0.51							375,000	0.39
Eby, Jim								350,000						350,000	0.37
Redard, Michael	350,000					350,000	0.48							350,000	0.37
Venture Lending & Leasing III, LLC										72,870	252,262			325,132	0.34
Versant Side Fund II, L.P.			87,826	43,228	132,497	263,551	0.36		9,446		3,002	14,419	24,153	314,571	0.33

Holder Name	Common Stock	SERIES A	SERIES B	SERFS C	SERIES D	Total Common Stock Equivalent	% of Total Common Stock Equivalent	Options/$P Rs Issued and/or Committed for Issuance	Warrant COMMON	Warrant SERIES B	Warrant SERIES C	Warrant SERIES D	CPN SERIES D1	Total Fully Diluted	% of Total Fully Diluted*
Lewarski, Joseph	285,000					285,000	0.39	12,500						297,500	0.31
Petote, John			127,559	60,195	75,110	262,864	0.36				3,346	5,137		271,347	0.28
DCE, Inc			128,417	60,599	71,806	260,822	0.36							260,822	0.27
Enoch, Duard			131,877	34,130	42,469	208,476	0.28				2,958			211,434	0.22
Wells, John	50,000					50,000	0.07	150,000						200,000	0.21
Wilkinson, Scott								200,000						200,000	0.21
Bodine, Robert C			194,411			194,411	0.27							194,411	0.2
Belinski, Steven								180,000						180,000	0.19
The UCSB Foundation f/b/o The College of Engineering	25,000	150,000				175,000	0.24							175,000	0.18
McCleerey, Daniel								150,000						150,000	0.16
Scribner, Matthew								140,000						140,000	0.15
Greer, R. Scott	137,931					137,931	0.19							137,931	0.14
Henricksen, Susan L			130,604			130,604	0.18							130,604	0.14
Henricksen, Raymond L			130,603			130,603	0.18							130,603	0.14
Scar Family Trust u/d/o 1/4/78			128,888			128,888	0.18							128,888	0.13
Gechter, Jay								100,000						100,000	0.1
Rowles, Craig	100,000					100,000	0.14							100,000	0.1
Home, Debbie								95,000						95,000	0.1
Moore, Lauren								85,000						85,000	0.09
The UCSB Foundation f/b/o the Center for Entrepreneurship and Engineering Management	75,000					75,000	0.1							75,000	0.08
Wright, John								75,000						75,000	0.08
Feemster, Anita								6,300						6,300	0
Garcia, Enrique								6,300						6,300	0
Garth, Erinn								6,300						6,300	0
Grigsby, Jarrett								6,300						6,300	0
Guillen, Barbara								6,300						6,300	0
Jimenez, Leticia								6,300						6,300	0
Kenlein, Charles								6,300						6,300	0
Knox, Valerie								6,300						6,300	0
Kusheryan, Lilit								6,300						6,300	0
Martinov, Ann								6,300						6,300	0
Mauro, Jill								6,300						6,300	0
Meza, Sandra								6,300						6,300	0
Niyathapala, Harshana								6,300						6,300	0
Olorenshaw, Mollie								6,300						6,300	0
Orozco, Leticia								6,300						6,300	0
Paredes, Jose								6,300						6,300	0
Phung, Ha								6,300						6,300	0
Ramirez, Teodoro								6,300						6,300	0

Holder Name	Common Stock	SERIES A	SERIES B	SERFS C	SERIES D	Total Common Stock Equivalent	% of Total Common Stock Equivalent	Options/$P Rs Issued and/or Committed for Issuance	Warrant COMMON	Warrant SERIES B	Warrant SERIES C	Warrant SERIES D	CPN SERIES D1	Total Fully Diluted	% of Total Fully Diluted*
Rangel, Delia								6,300						6,300	0
Robledo, Julio								6,300						6,300	0
Vongpanya, Phaengdy								6,300						6,300	0
Waybright, Barrett								6,300						6,300	0
Zidek, Jason								6,300						6,300	0
Jenneve, Jeffrey R	6,250					6,250	0							6,250	0
Broocks, Elizabeth T								6,000						6,000	0
Powers, Matthew								6,000						6,000	0
Martinov(TERM), Ann	4,843					4,843	0							4,843	0
Palmer, Michael								4,500						4,500	0
Rodriguez, Luis								4,250						4,250	0
Pajarillo, Olivia	4,062					4,062	0							4,062	0
Casey Sr., Timothy								3,500						3,500	0
Glass, Shelly								3,500						3,500	0
Pangburn, Cathy	3,450					3,450	0							3,450	0
Valois, Kasey	3,281					3,281	0							3,281	0
Beltran, David								2,500						2,500	0
Sisson, Sean								1,968						1,968	0
Canosa, Eddie								1,837						1,837	0
Oliver, Lynda								1,837						1,837	0
Zablocki, Tomasz								1,837						1,837	0
Jamison, Jerry								1,575						1,575	0
Shares Remaining for Issuance under Plan(s):
2002 SIP														2,138,467	2.23
Grand Total	7,134,254	2,000,000	12,692,823	10,238,908	41,192,635	73,258,620	100	2,573,279	4,278,405	72,870	1,259,322	3,965,585	8,137,340	95,693,888	100

Footnotes:

*	Percentage shown as “0” reflects a true percentage value of less than 0.01.

Preferred Series of Stock shares reflect the Common Stock issuable after (a) the appropriate conversion ratio is applied to each individual outstanding security using standard rounding, and (b) such converted securities are aggregated by